Exhibit 10.3

ASSET PURCHASE AGREEMENT

between

GUESTHOUSE INTERNATIONAL, L.L.C.,

BRENDAN WATTERS

and

RED LION HOTELS CORPORATION
dated as of

April 23, 2015

1.    TABLE OF CONTENTS

Definitions	1

Purchase and Sale	9
Section 2.01Purchase and Sale of Assets.    9
Section 2.02Excluded Assets.    9
Section 2.03Assumed Liabilities.    10
Section 2.04Excluded Liabilities.    10
Section 2.05Purchase Price.    12
Section 2.06Payment.    12
Section 2.07Earn Out.    12
Section 2.08Allocation of Purchase Price.    13
Section 2.09Withholding Tax.    14

Closing	14
Section 3.01Closing.    14
Section 3.02Closing Deliverables.    14

Representations and Warranties of Seller	15
Section 4.01Organization and Qualification of Seller.    15
Section 4.02Authority of Seller.    16
Section 4.03No Conflicts; Consents.    16
Section 4.04Financial Statements.    16
Section 4.05Undisclosed Liabilities.    17
Section 4.06Absence of Certain Changes, Events and Conditions.    17
Section 4.07Material Contracts.    18
Section 4.08Title to Purchased Assets.    19
Section 4.09[Reserved].    19

Section 4.10Real Property.    19
Section 4.11Intellectual Property.    19
Section 4.12[Reserved].    21
Section 4.13Accounts Receivable.    21
Section 4.14Suppliers.    21
Section 4.15Insurance.    21
Section 4.16Legal Proceedings; Governmental Orders.    22
Section 4.17Compliance With Laws; Permits.    22
Section 4.18Environmental Matters.    22
Section 4.19Employee Benefit Matters.    22
Section 4.20Employment Matters.    22
Section 4.21Taxes.    23
Section 4.22Brokers.    23
Section 4.23Full Disclosure.    23

Representations and Warranties of Buyer	23
Section 5.01Organization of Buyer.    23
Section 5.02Authority of Buyer.    24
Section 5.03No Conflicts; Consents.    24
Section 5.04Brokers.    24
Section 5.05Sufficiency of Funds.    24
Section 5.06Legal Proceedings.    24

Covenants	25
Section 6.01Employees and Employee Benefits.    25
Section 6.02Confidentiality.    25
Section 6.03Non-competition; Non-solicitation.    25
Section 6.04Consents.    26

2

Section 6.05Books and Records.    26
Section 6.06Public Announcements.    27
Section 6.07Bulk Sales Laws.    27
Section 6.08Receivables.    27
Section 6.09Transfer Taxes.    27
Section 6.10Tax Clearance Certificates.    27
Section 6.11Name Change.    27
Section 6.12Pre Closing Period.    28
Section 6.13Further Assurances.    28

Conditions to Closing	28
Section 7.01Conditions to Obligations of All Parties.    28
Section 7.02Conditions to Obligations of Buyer.    28
Section 7.03Conditions to Obligations of Seller.    30

Indemnification	31
Section 8.01Survival.    31
Section 8.02Indemnification By Seller.    31
Section 8.03Indemnification By Buyer.    32
Section 8.04Certain Limitations.    33
Section 8.05Indemnification Procedures.    33
Section 8.06Payments.    35
Section 8.07Tax Treatment of Indemnification Payments.    35
Section 8.08[Reserved].    35
Section 8.09Exclusive Remedies.    35
Section 8.10Offset.    36
Section 8.11[Reserved].    36
Section 8.12Insurance Coverage.    36

3

Section 8.13No Implied Representations.    36

Termination	36
Section 9.01Termination By Consent.    36
Section 9.02Failure to Close.    36

Miscellaneous	36
Section 10.01Expenses.    36
Section 10.02Notices.    37
Section 10.03Interpretation.    37
Section 10.04Headings.    38
Section 10.05Severability.    38
Section 10.06Entire Agreement.    38
Section 10.07Successors and Assigns.    38
Section 10.08No Third-party Beneficiaries.    38
Section 10.09Amendment and Modification; Waiver.    38
Section 10.10Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.    39
Section 10.11Specific Performance.    40
Section 10.12Notice by Counsel.    40
Section 10.13Business Day.    40
Section 10.14Time of Essence.    40
Section 10.15Counterparts.    40

Guaranty	40
Exhibits:
A.Development Agreement
B.Escrow Agreement
C.Non-Competition Agreement
D.Transition Services Agreement
E.Bill of Sale
F.Assignment and Assumption Agreement
G.Intellectual Property Assignment

4

5

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of April 23, 2015, is entered into between GUESTHOUSE INTERNATIONAL, L.L.C., a limited liability company organized under the laws of the State of South Dakota (“Seller”), RED LION HOTELS CORPORATION, a Washington corporation (“Buyer”), and BRENDAN WATTERS (“Guarantor”).
RECITALS
WHEREAS, Seller is engaged in the business of franchising hotels in the United States under the name “GuestHouse International” with various designations and the names “Settle Inn” and “Settle Inn & Suites” (the “Business”); and
WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, certain of the assets of the Business, principally consisting of franchise license agreements and related intellectual property assets, subject to the terms and conditions set forth herein; and
WHEREAS, Guarantor is an investor in Seller and will benefit from this transaction;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS
The following terms have the meanings specified or referred to in this Article I:
“Accounts Receivable” means amounts owing to Seller relating to the Business, including amounts owed for goods or services provided to the franchisees under the Franchise Agreements, regardless of whether evidenced by promissory note or other similar document.
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Allocation Schedule” has the meaning set forth in Section 2.08.
“Assigned Contracts” has the meaning set forth in Section 2.01(d).
“Assigned Franchise Agreements” has the meaning set forth in Section 2.07.
“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(iii).
“Assumed Liabilities” has the meaning set forth in Section 2.03.
“Audited Financial Statements” has the meaning set forth in Section 4.04.
“Balance Sheet” has the meaning set forth in Section 4.04.
“Balance Sheet Date” has the meaning set forth in Section 4.04.
“Basket” has the meaning set forth in Section 8.04(a)(i).
“Benefit Plan” means any plan, program, policy, practice or other arrangement providing for compensation, severance, termination pay, deferred compensation, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or funded or unfunded.
“Bill of Sale” has the meaning set forth in Section 3.02(a)(ii).
“Books and Records” has the meaning set forth in Section 2.01(h).
“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Spokane, Washington are authorized or required by Law to be closed for business.
“Buyer” has the meaning set forth in the preamble.
“Buyer Closing Certificate” has the meaning set forth in Section 7.03(g).
“Buyer Indemnitees” has the meaning set forth in Section 8.02.
“Cap” has the meaning set forth in Section 8.04(a)(ii).
“Closing” has the meaning set forth in Section 3.01.
“Closing Date” has the meaning set forth in Section 3.01.
“Closing Deadline” has the meaning set forth in Section 3.01.
“Closing Portion of the Purchase Price” has the meaning set forth in Section 2.06.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means that certain Mutual Confidentiality Agreement between Seller and Buyer dated as of September 10, 2013.
“Contracts” means all contracts, Franchise Agreements, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.
“Development Agreement” means that certain Development Agreement to be entered into at Closing between the Seller and the Buyer in the form attached as Exhibit A.
“Direct Claim” has the meaning set forth in Section 8.05(c).
“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.
“Dollars” or “$”  means the lawful currency of the United States.
“Earn Out” has the meaning set forth in Section 2.07.
“Earn Out Period” means the six (6) calendar months following the Closing Date.
“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.
“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.
“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given or authorized by or made pursuant to Environmental Law.
“Escrow Agent” means U.S. Bank, National Association.
“Escrow Agreement” means that certain Escrow Agreement to be entered into among Seller, Buyer and the Escrow Agent at Closing in the form attached as Exhibit B.
“Excluded Assets” has the meaning set forth in Section 2.02.
“Excluded Contracts” has the meaning set forth in Section 2.02(c).
“Excluded Liabilities” has the meaning set forth in Section 2.04.
“Financial Statements” has the meaning set forth in Section 4.04.
“FIRPTA Certificate” means a certificate contemplated in Section 1445 of the Code.

“Fixed Portion of the Purchase Price” has the meaning set forth in Section 2.05.
“Franchise Agreement” means an agreement under which Seller has authorized any third party to conduct its business using one or more of the Tradenames.
“Franchises in Good Standing” has the meaning set forth in Section 2.07.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Good Standing” is defined in Section 2.07.
“Government Contracts” has the meaning set forth in Section 4.07(a)(iii).
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.
“Indemnified Party” has the meaning set forth in Section 8.05.
“Indemnifying Party” has the meaning set forth in Section 8.05.
“Indianapolis Arbitration” means that certain proceeding (AAA Case No. 01-15-0002-7605) whereby Seller is seeking to recover damages from the former franchisee of, and the guarantor of such franchisee’s obligations relating to, a GuestHouse International Inn previously operated in Indianapolis, Indiana.
“Insurance Policies” has the meaning set forth in Section 4.15.
“Intellectual Property” means all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) rights Seller has in and to the Tradenames and to the name “Boomerang”; (b) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (c) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (d) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (e) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (f) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (g) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; and (h) all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with respect to the foregoing.
“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted to which Seller is a party, beneficiary or otherwise bound.
“Intellectual Property Assets” means all Intellectual Property that is owned by Seller and used in or necessary for the conduct of the Business as currently conducted.
“Intellectual Property Assignments” has the meaning set forth in Section 3.02(a)(iv).
“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.
“Interim Balance Sheet” has the meaning set forth in Section 4.04.
“Interim Balance Sheet Date” has the meaning set forth in Section 4.04.
“Interim Financial Statements” has the meaning set forth in Section 4.04.
“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Brendan Watters, Ronald L. Marcou, Dennis Cummings or Jack Aadland.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“Losses” means losses, damages, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Business, (b) the value of the Purchased Assets, or (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 4.03 and Section 6.04; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement.
“Material Contracts” has the meaning set forth in Section 4.07(a).
“Material Suppliers” has the meaning set forth in Section 4.14(a).
“Non-Competition Agreement” means that certain Non-Competition Agreement to be entered into between Buyer and Brendan Watters at Closing in the form attached as Exhibit C.
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.
“Permitted Encumbrances” has the meaning set forth in Section 4.08.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
“Purchase Price” has the meaning set forth in Section 2.05.

“Purchase Price Deposit” has the meaning set forth in Section 2.06.
“Purchased Assets” has the meaning set forth in Section 2.01.
“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).
“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Restricted Business” means (1) actions as or on behalf of a franchisor of hotels in the Territory; or (2) pursuing any hotel acquisition, development or franchise opportunities in the Territory that first came to the attention of Seller or its Affiliates between September 30, 2014 and the Closing Date, except pursuant to the Development Agreement or in cooperation with Buyer.
“Restricted Period” has the meaning set forth in Section 6.03(a).
“Seller” has the meaning set forth in the preamble.
“Seller Closing Certificate” has the meaning set forth in Section 7.02(i).
“Seller Indemnitees” has the meaning set forth in Section 8.03.
“Tax Clearance Certificate” has the meaning set forth in Section 6.10.
“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Territory” means in the United States of America.
“Third Party Claim” has the meaning set forth in Section 8.05(a).
“Tradenames” means the following registered tradenames under which the Company conducts its Business: GuestHouse International, Settle Inn and Settle Inn & Suites.
“Transaction Documents” means this Agreement, the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignments, the Non-

Competition Agreement, the Development Agreement, the Transition Services Agreement and the other agreements, instruments and documents contemplated by this Agreement and necessary to consummate the transactions contemplated hereby.
“Transition Services Agreement” means that certain Transition Services Agreement to be entered into at Closing between Seller and Buyer in the form attached as Exhibit D.
Article II
PURCHASE AND SALE
Section 2.01    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of any Encumbrances, other than Permitted Encumbrances, all of Seller’s right, title and interest in and to the following assets (collectively, the “Purchased Assets”), but expressly excluding the Excluded Assets:
(a)    Franchise Agreements;
(b)    all rights against the franchisees under the Franchise Agreements except for claims for payments due to Seller for periods on or prior to the Closing Date;
(c)    Accounts Receivable for periods after the Closing Date;
(d)    all Contracts, including Intellectual Property Agreements, set forth on Section 2.01(d) of the Disclosure Schedules (the “Assigned Contracts”);
(e)    all Intellectual Property Assets;
(f)    all Permits which are held by Seller and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 4.17(b) of the Disclosure Schedules;
(g)    all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets; and
(h)    originals, or, at Seller’s election, physical copies or electronic copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, lists of parties to and prospects for Franchise Agreements, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history and sales and pricing policies and practices), strategic plans, marketing and promotional surveys, material and research and files relating to the Intellectual Property Assets and the Intellectual Property Agreements (“Books and Records”);
Section 2.02    Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)    cash, cash equivalents such as bank accounts, certificates of deposit and money market mutual or similar funds and commercial paper and similar passive investments;
(b)    Accounts Receivable of Seller which are earned for periods on or prior to the Closing Date;
(c)    Contracts, including Intellectual Property Agreements, that are not Assigned Contracts (the “Excluded Contracts”);
(d)    all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property;
(e)    all supplies and other inventories of tangible personal property except the Books and Records;
(f)    the seals, organizational documents, minute books, ownership records, Tax Returns, books of account or other records having to do with the organization of Seller;
(g)    all Benefit Plans and assets attributable thereto;
(h)    the assets, properties and rights specifically set forth on Section 2.02(h) of the Disclosure Schedules;
(i)    Seller’s real property leases and all of its interest therein;
(j)    the Indianapolis Arbitration and all rights and interests relating thereto, including the right to recover damages as sought by Seller in such proceeding and all amounts recovered; and
(k)    the rights which accrue or will accrue to Seller under the Transaction Documents.
Section 2.03    Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Seller (collectively, the “Assumed Liabilities”), and no other Liabilities:
(a)    all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Seller on or prior to the Closing Date; and
(b)    those Liabilities of Seller set forth on Section 2.03(b) of the Disclosure Schedules.
Section 2.04    Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy. Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)    any Liabilities of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(b)    any Liability for (i) Taxes of Seller (or any member or Affiliate of Seller) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Seller pursuant to Section 6.10; or (iii) other Taxes of Seller (or any member or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or any member or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);
(c)    any Liabilities relating to or arising out of the Excluded Assets;
(d)    any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;
(e)    any claim which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or by reason of the improper performance of a service by Seller except for Assumed Liabilities;
(f)    any Liabilities of Seller arising under or in connection with any Benefit Plan providing benefits to any present or former employee of Seller except as provided in the Transition Services Agreement;
(g)    any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments except as provided in the Transition Services Agreement;
(h)    any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing or otherwise to the extent arising out of any actions or omissions of Seller;
(i)    any trade accounts payable of Seller incurred prior to the Closing Date;
(j)    any Liabilities of the Business relating or arising from unfulfilled commitments, that (i) do not constitute part of the Purchased Assets issued by the Business’ customers to Seller on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to this Agreement;
(k)    any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.03 as Seller Indemnitees;
(l)    any Liabilities under any Contracts that are not Assumed Liabilities;
(m)    any Liabilities associated with debt, loans or credit facilities of Seller and/or the Business owing to financial institutions; and
(n)    any Liabilities arising out of, in respect of or in connection with the failure by Seller or any of its Affiliates to comply with any Law or Governmental Order.
Section 2.05    Purchase Price. Besides entering into the Development Agreement at Closing, the Buyer will assume the Assumed Liabilities as provided in Section 2.03 and the Buyer shall pay to Seller as the purchase price for the Purchased Assets (the “Purchase Price”) the following:
(a)    Eight Million Five Hundred Thousand Dollars ($8,500,000) (the “Fixed Portion of the Purchase Price”); plus
(b)    the Earn Out, if any is earned in accordance with Section 2.07.
Section 2.06    Payment.
(a)    Within two (2) Business Days following the date of this Agreement, Buyer will deliver to the Escrow Agent One Million Dollars ($1,000,000) (the “Purchase Price Deposit”) At the Closing, the Purchase Price Deposit shall be delivered to the Seller. If the Closing does not occur as a result of a breach of this Agreement by Buyer, the Purchase Price Deposit shall be delivered to Seller as liquidated damages for such breach. If the Closing does not occur as a result of a breach of this Agreement by Seller, the Purchase Price Deposit shall be returned to Buyer.
(b)    An amount equal to the Fixed Portion of the Purchase Price less than Purchase Price Deposit (the “Closing Portion of the Purchase Price”) shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date.
Section 2.07    Earn Out. Seller shall have the opportunity to receive up to One Million Five Hundred Thousand Dollars ($1,500,000) as part of the Purchase Price (the “Earn Out”) in accordance with the provisions of this section:
(a)    Section 2.07 of the Disclosure Schedule lists all of the Franchise Agreements that will be assigned by Seller to Buyer at closing (the “Assigned Franchise Agreements”).
(b)    On the date that is one hundred eighty (180) days following the Closing Date, the Buyer will prepare a schedule listing which of the Assigned Franchise Agreements are in Good Standing as of that date (the “Franchises in Good Standing”). In order to be considered to be a Franchise in Good Standing, a Franchise Agreement must be in full force and effect; nor have been terminated by either party to it (ignoring for this purpose any termination that is subsequently revoked or rescinded); and the franchisee must not have given any notice of termination or notice of intent to terminate the Franchise Agreement (ignoring for this purpose any such notice that has been revoked or rescinded).
(c)    The Schedule of Assigned Franchise Agreements will be adjusted as follows:
(i)    In the event that Buyer converts any of the Assigned Franchise Agreements to other Red Lion brands, they will be included in the Schedule of Franchises in Good Standing;
(ii)    In the event that Buyer terminates either of the following Assigned Franchise Agreements for any reason other than the franchisee’s failure to pay amounts owing under the Franchise Agreement, they will be included in the Schedule of Franchises in Good Standing: Salem, Illinois and Lewiston, Idaho;
(iii)    The Franchise Agreement for Emporia, Kansas will be ignored for purposes of calculating the Earn Out;
(iv)    Seller will not enter into any new Franchise Agreements prior to Closing without approval of Buyer, which Buyer will evaluate in good faith. If, with Buyer’s approval, new Franchise Agreements are entered into between the date of this Agreement and the Closing Date, and are in Good Standing at the end of the Earn Out Period, they will be added to the Schedule of Franchises in Good Standing; and
(v)    If Buyer sells additional “GuestHouse”, “Settle Inn” or “Settle Inn & Suites” franchises during the Earn Out Period, following an introduction by and assistance from Seller, which are executed during the Earn Out Period , they will be added to the schedule of Franchises in Good Standing and Buyer will pay Seller a referral fee equal to the initial Franchise fee for that franchise.
(d)    If the schedule of Franchises in Good Standing at the end of the Earn Out Period:
(i)    Constitute ninety percent (90%) or more of the Assigned Franchise Agreements, the Buyer will pay to the Seller One Million Five Hundred Thousand Dollars ($1,500,000) as the Earn Out;
(ii)    Constitute less than ninety percent (90%) but eighty percent (80%) or more of the Assigned Franchise Agreements, the Buyer will pay to the Seller Five Hundred Thousand Dollars ($500,000), as the Earn Out; or
(iii)    Constitute less than eighty percent (80%) of the Assigned Franchise Agreements, the Earn Out will be zero (0).
(e)    If an Earn Out payment is equal to or greater than Five Hundred Thousand Dollars ($500,000), then the first Five Hundred Thousand Dollars ($500,000) of it shall be delivered to the Escrow Agent to hold in accordance with the Escrow Agreement. If a deposit in that amount is made, the Guaranty described in Article XI shall be released.

Section 2.08    Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price (plus other relevant items) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Seller within thirty (30) days following the Closing Date. If Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within forty-five (45) days following the Closing Date, such dispute shall be resolved by an independent accountant selected by mutual agreement of the parties. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Buyer and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule.
Section 2.09    Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law; provided, however, Buyer shall notify Seller in writing of any such proposed deduction and withholding so that Seller has a reasonable opportunity to challenge the same. All such withheld amounts shall be treated as delivered to Seller hereunder.
Article III
CLOSING
Section 3.01    Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before April 30, 2015 (the “Closing Deadline”). The Closing shall occur on a date and at a time mutually agreeable to Seller and Buyer provided that all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date). The date on which the Closing occurs is herein referred to as the “Closing Date”. It is contemplated that the Closing shall take place remotely with executed documents delivered in escrow pending completion of the Closing and that a “sit down” closing is not required.
Section 3.02    Closing Deliverables.
(c)    At the Closing, Seller shall deliver to Buyer the following:
(i)    the Escrow Agreement duly executed by Seller;
(ii)    a bill of sale in the form of Exhibit E hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;
(iii)    an assignment and assumption agreement in the form of Exhibit F hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to Buyer of the Assumed Contracts and the assumption by Buyer of the Assumed Liabilities relating to the Assumed Contracts;

(iv)    an assignment in the form of Exhibit G hereto (the “Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the Intellectual Property Assets to Buyer;
(v)    the Non-Competition Agreement duly executed by Brendan Watters;
(vi)    the Development Agreement duly executed by the Seller;
(vii)    the Transition Services Agreement, duly executed by Seller;
(viii)    the Seller Closing Certificate;
(ix)    the FIRPTA Certificate;
(x)    the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(j) and Section 7.02(k); and
(xi)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement;
(d)    At the Closing, Buyer shall deliver to Seller the following:
(i)    the Closing Portion of the Purchase Price;
(ii)    the Escrow Agreement duly executed by Buyer and the Escrow Agent;
(iii)    the Assignment and Assumption Agreement duly executed by Buyer;
(iv)    Non-Competition Agreement duly executed by Buyer;
(v)    the Development Agreement duly executed by Buyer;
(vi)    the Transition Services Agreement duly executed by Buyer;
(vii)    the Buyer Closing Certificate;
(viii)    the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(h) and Section 7.03(i); and
(ix)    such other customary instruments or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.
(e)    Buyer shall deliver the Purchase Price Deposit to the Escrow Agent pursuant to the Escrow Agreement in accordance with Section 2.06(a).
Article IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding Sections of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct in all respects on and as of the date hereof.
Section 4.01    Organization and Qualification of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of South Dakota and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Seller is licensed or qualified to do business. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.
Section 4.02    Authority of Seller. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against Seller in accordance with its terms.
Section 4.03    No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 4.04    Financial Statements. Complete copies of the audited financial statements consisting of the balance sheet of Seller as at December 31 in each of the years 2012, 2013 and 2014 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of Seller as at the end of the calendar month prior to the month in which the Closing Date occurs and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been delivered to Buyer. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of Seller, and fairly present in all material respects the financial condition of Seller as of the respective dates they were prepared and the results of the operations of Seller for the periods indicated. The balance sheet of Seller as of December 31, 2014 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of Seller as of the end of the calendar month prior to the month in which the Closing Date occurs is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Seller maintains a standard system of accounting for Seller established and administered in accordance with GAAP, except as may be otherwise specified in the Audited Financial Statements or the Interim Financial Statements.
Section 4.05    Undisclosed Liabilities. To the Knowledge of Seller, Seller has no Liabilities with respect to the Business, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.
Section 4.06    Absence of Certain Changes, Events and Conditions. To the Knowledge of Seller, since the Interim Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any:
(a)    event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)    cancellation or termination of any Franchise Agreement; or receipt of notice of intent to cancel or notice of cancellation of a Franchise Agreement;
(c)    material change in any method of accounting or accounting practice for the Business, except as required by GAAP or as disclosed in the notes to the Financial Statements;
(d)    material change in cash management policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, accrual of Accounts Receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;
(e)    entry into any Contract that would constitute a Material Contract;

(f)    incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;
(g)    transfer, assignment, sale or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet;
(h)    cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets;
(i)    transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property Assets or Intellectual Property Agreements;
(j)    material damage, destruction or loss, or any material interruption in use, of any Purchased Assets, whether or not covered by insurance;
(k)    acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit;
(l)    material capital expenditures which would constitute an Assumed Liability;
(m)    imposition of any Encumbrance upon any of the Purchased Assets;
(n)    adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(o)    purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of Twenty-five Thousand Dollars ($25,000), individually (in the case of a lease, per annum) or Fifty Thousand Dollars ($50,000) in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term); or
(p)    any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.
Section 4.07    Material Contracts.
(a)    Section 4.07(a) of the Disclosure Schedules lists each of the following Contracts by which any of the Purchased Assets are bound or affected or to which Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (such Contracts together with all Intellectual Property Agreements set forth in Section 4.11(b) of the Disclosure Schedules, being “Material Contracts”):
(vi)    all Franchise Agreements;
(vii)    all Contracts involving aggregate consideration in excess of Ten Thousand Dollars ($10,000) and which, in each case, cannot be cancelled without penalty or without more than ninety (90) days’ notice.

(viii)    all Contracts with any Governmental Authority (“Government Contracts”);
(ix)    all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;
(x)    all joint venture, partnership or similar Contracts;
(xi)    all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;
(xii)    all powers of attorney with respect to the Business or any Purchased Asset;
(xiii)    all collective bargaining agreements; or
(xiv)    all other Assigned Contracts.
(b)    Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.
(c)    Except as set forth on Section 4.07(c) of the Disclosure Schedule, each Franchise Agreement is in Good Standing.
Section 4.08    Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in the Purchased Assets, free and clear of Encumbrances except for the terms and provisions of the Assigned Contracts (“Permitted Encumbrances”).
Section 4.09    [Reserved].
Section 4.10    Real Property. The Seller owns no real property, and the Purchased Assets do not include any assignments of leaseholds. Seller is retaining and remains responsible for its real property leases.
Section 4.11    Intellectual Property.
(a)    Section 4.11(a) of the Disclosure Schedules lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets, including software, that are not registered but that are material to the operation of the Business. All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.
(b)    Section 4.11(b) of the Disclosure Schedules lists all Intellectual Property Agreements. Seller has provided Buyer with true and complete copies of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. To the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.
(c)    Except as set forth in Section 4.11(c) of the Disclosure Schedules, Seller is the sole and exclusive legal and beneficial, and, with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances, other than Permitted Encumbrances.
(d)    The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to operate the Business as presently conducted. The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.
(e)    Seller’s rights in the Intellectual Property Assets are valid, subsisting and enforceable. Seller has taken reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets.
(f)    The conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.
(g)    Except as set forth in Section 4.11(g) of the Disclosure Schedules, there are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Seller’s rights with respect to any Intellectual Property Assets; or (iii) by Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Seller is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.
Section 4.12    [Reserved].
Section 4.13    Accounts Receivable. Section 4.13 of the Disclosure Schedule contains a true and accurate list of the Accounts Receivable of Seller for 2014 and for the first three (3) months of 2015, determined in accordance with GAAP, and lists all overdue or contested Accounts Receivable for those periods.
Section 4.14    Suppliers.
(a)    Section 4.14 of the Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom Seller has paid consideration for goods or services rendered in an amount greater than or equal to Twenty-five Thousand Dollars ($25,000) for each of the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 4.14(a) of the Disclosure Schedules, Seller has not received any notice, and has no reason to believe, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.
Section 4.15    Insurance. Section 4.15 of the Disclosure Schedules sets forth (a) a true and complete list of all current insurance policies or binders maintained by Seller or its Affiliates and relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Seller since December 31, 2013. Except as set forth on Section 4.15 of the Disclosure Schedules, there are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither Seller nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. To the Knowledge of Seller, all such Insurance Policies (a) are in full force and effect and enforceable in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. None of Seller or any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which Seller is a party or by which it is bound. True and complete copies of the Insurance Policies have been made available to Buyer.

Section 4.16    Legal Proceedings; Governmental Orders.
(a)    Except for the Indianapolis Arbitration and otherwise as set forth in Section 4.16(a) of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened by or against Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
(b)    Except as set forth in Section 4.16(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller is in compliance with the terms of each Governmental Order set forth in Section 4.16(b) of the Disclosure Schedules. To the Knowledge of Seller, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.
Section 4.17    Compliance With Laws; Permits.
(a)    Except as set forth in Section 4.17(a) of the Disclosure Schedules, Seller has complied, and is now complying, with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets.
(b)    All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.17(b) of the Disclosure Schedules lists all current Permits issued to Seller which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.17(b) of the Disclosure Schedules.
Section 4.18    Environmental Matters. The operations of Seller with respect to the Business and the Purchased Assets are currently and have been in compliance with all Environmental Laws. Seller has not received from any Person, with respect to the Business or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.
Section 4.19    Employee Benefit Matters. The operations of Seller with respect to the Business and the Purchased Assets are currently and have been in compliance with all applicable laws relating to employee benefits.
Section 4.20    Employment Matters. The operations of Seller with respect to the Business and the Purchased Asserts are currently and have been in compliance with all applicable employment laws. Seller is not a party to any collective bargaining agreement with employees.

Section 4.21    Taxes.
(a)    All Tax Returns with respect to the Business required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller as reflected on such Tax Returns have been, or will be, timely paid.
(b)    Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.
(c)    No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.
(d)    All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.
(e)    Seller is not a party to any Action by any taxing authority. There are no pending or, to Seller’s Knowledge, threatened Actions by any taxing authority.
(f)    There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).
(g)    Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.
Section 4.22    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.
Section 4.23    Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
Article V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct in all respects on and as of the date hereof.

Section 5.01    Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Washington.
Section 5.02    Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.
Section 5.03    No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent of, notice to or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.
Section 5.04    Brokers. Except for CS Capital Advisors, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.
Section 5.05    Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
Section 5.06    Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
Article VI
COVENANTS

Section 6.01    Employees and Employee Benefits.
(c)    Seller shall remain responsible for payment of all amounts due to its employees, including any amounts that may be owing to such employees as a result of the transaction.
(d)    Buyer may, but is not obligated to, interview employees of Seller with respect to potential employment of Buyer after the Closing Date.
(e)    Effective on the Closing Date, Buyer shall offer to hire Dennis Cummings as an employee, and if he accepts such employment, Buyer agrees that it will not terminate his employment prior to the end of the Earn Out Period except for cause.
Section 6.02    Confidentiality. Seller and Buyer hereby terminate the Confidentiality Agreement effective on and as of the Closing Date and none of its provisions shall survive the Closing Date. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all confidential and/or proprietary information, whether written or oral, concerning the Business, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
Section 6.03    Non-competition; Non-solicitation.
(f)    For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business; (ii) serve as an investor, director, officer, manager, employee or agent of, or a consultant to, any entity that engages directly or indirectly in the Restricted Business; or (iii) cause, induce or encourage any material client, customer, supplier or licensor of the Seller’s business sold to Buyer, or any other Person who has a material business relationship with the Business, to terminate or modify any such business relationship. Notwithstanding the foregoing, Seller and any of its Affiliates may own, directly or indirectly, solely as an investment, securities of any Person if Seller is not a controlling Person of, or a member of a group acting together which controls, such Person and does not, directly or indirectly, own ten percent (10%) or more of any class of securities of such Person.

(g)    During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any person who is an employee of Buyer during the Restricted Period, or solicit or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed to any such employee, provided that nothing in this section shall prevent Seller or any of its Affiliates from hiring or soliciting for employment, any employee whose employment has been terminated by Buyer;
(h)    Seller acknowledges that a breach or threatened breach of this Section 6.03 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
(i)    Seller acknowledges that the restrictions contained in this Section 6.03 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.03 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof.
(j)    For clarification, the parties agree that neither Richard Mahoney, Jeffrey G. Lamont nor any other officer, manager, director, member or owner of Seller, other than Brendan Watters, is an Affiliate of Seller, and, accordingly, the provisions of this Section 6.03 shall not apply to Richard Mahoney, Jeffrey G. Lamont or any other officer, manager, director, member or owner of Seller, other than Brendan Watters. With respect to Brendan Watters, the parties agree that in the event of any conflict between the provisions of this Section 6.03 and the Non-Competition Agreement, the provisions of the Non-Competition Agreement shall prevail.
Section 6.04    Consents. Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules.

Section 6.05    Books and Records.
(d)    In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of six (6) years after the Closing, Buyer shall:
(i)    retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and
(ii)    upon reasonable notice, afford the Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records.
Section 6.06    Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
Section 6.07    Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.
Section 6.08    Receivables. From and after the Closing, if Seller or any of its Affiliates receives or collects any funds relating to any funds due from franchisees under Assigned Franchise Agreements for periods after the Closing Date or any other Purchased Asset, Seller or its Affiliate shall remit such funds to Buyer within five (5) Business Days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to Seller within five (5) Business Days after its receipt thereof. If the period for which payment is made is not designated in a payment, it will be applied to the oldest obligation first.
Section 6.09    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).
Section 6.10    Tax Clearance Certificates. If requested by Buyer and if obtainable from the taxing authorities, Seller shall deliver to Buyer a tax clearance certificate from all of the taxing authorities in the jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns (each “Tax Clearance Certificate”). If any taxing authority asserts that Seller is liable for any Taxes for any period existing prior to the Closing Date, Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such Taxes have been paid in full or otherwise satisfied.
Section 6.11    Name Change. Within sixty (60) days after the Closing Date, Seller will change its name to no longer include the word “GuestHouse” or any variation of that word.
Section 6.12    Pre-Closing Period. During the period between the date of this Agreement and the Closing Date, Seller will make commercially reasonable efforts in good faith to:
(b)    Keep the Franchise Agreements and other Contracts in full force and effect;
(c)    Continue to operate the Business in accordance with past practices in the ordinary course;
(d)    Continue to pay its obligations as they become due; and
(e)    Not take any action that would interfere with its ability to close this transaction in accordance with its terms.
Section 6.13    Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.
Article VII
CONDITIONS TO CLOSING
Section 7.01    Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(c)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.
(d)    Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.
Section 7.02    Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:
(k)    Other than the representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.04 and Section 4.22, the representations and warranties of Seller contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 4.01, Section 4.02, Section 4.04 and Section 4.22 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(l)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(m)    No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(n)    All approvals, consents and waivers that are listed on Section 4.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.
(o)    From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(p)    Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).
(q)    Buyer shall have received all Permits that are necessary for it to conduct the Business as conducted by Seller as of the Closing Date other than approvals, authorizations or registrations that may be necessary for Buyer to sell franchises for the Business, which shall not be a condition to Closing.
(r)    All Encumbrances relating to the Purchased Assets shall have been released in full, other than Permitted Encumbrances, and Seller shall have delivered to Buyer written evidence, in form satisfactory to Buyer in its reasonable discretion, of the release of such Encumbrances.
(s)    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).
(t)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of managers of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions required to be adopted in connection with the transactions contemplated hereby and thereby.
(u)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(v)    Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
Section 7.03    Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:
(q)    Other than the representations and warranties of Buyer contained in Section 5.01, Section 5.02, Section 5.04 and Section 5.05, the representations and warranties of Buyer contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01, Section 5.02, Section 5.04 and Section 5.05 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(r)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.
(s)    No Action shall have been commenced against Buyer or Seller, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(t)    All approvals, consents and waivers that are listed on Section 5.03 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Seller at or prior to the Closing.
(u)    Buyer shall have delivered to Seller duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).
(v)    Buyer shall have delivered the Purchase Price Deposit to the Escrow Agent pursuant to Section 3.02(c).

(w)    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).
(x)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions required to be adopted in connection with the transactions contemplated hereby and thereby.
(y)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.
(z)    Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
Article VIII
INDEMNIFICATION
Section 8.01    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, that the representations and warranties in Section 4.01, Section 4.02, Section 4.08, Section 4.21, Section 4.22, Section 5.01, Section 5.02 and Section 5.04 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein shall survive the Closing until the earlier of (i) the period explicitly specified herein, or (ii) the full period of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
Section 8.02    Indemnification By Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:
(aa)    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing

Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(bb)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;
(cc)    any Excluded Asset or any Excluded Liability;
(dd)    any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date; or
(ee)    any obligations for Taxes resulting from the operation of the Business or ownership of the Purchased Assets on or prior to the Closing Date or resulting from the sale of the Purchased Assets or the assumption of the Assumed Liabilities.
Section 8.03    Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:
(e)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(f)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement;
(g)    any Assumed Liability;
(h)    any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Buyer or any of its Affiliates (other than the Assumed Liabilities) conducted, existing or arising after Closing Date;
(i)    any obligations for Taxes resulting from the operation of the Business or ownership of the Purchased Assets after the Closing Date; or
(j)    any obligations arising from the operations of its business and the use of the Purchased Assets after Closing.

Section 8.04    Certain Limitations.
(a)    The indemnification provided for in Section 8.02(a) shall be subject to the following limitations:

i.
Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds Fifty Thousand Dollars ($50,000) (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar.

ii.	The aggregate amount of all Losses for which the Seller shall be liable for indemnification under Section 8.02(a) shall not exceed Five Hundred Thousand Dollars ($500,000) (the “Cap”).
(b)    Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar.
(c)    Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 4.01, Section 4.02, Section 4.08, Section 4.19, Section 4.20, Section 4.21, and Section 4.22, or to indemnification required by Section 8.02(b), Section 8.02(c), Section 8.02(d) or Section 8.02(e).
(d)    Notwithstanding the foregoing, the limitations set forth in Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 5.01, Section 5.02, Section 5.04, Section 5.05, or to indemnification required by Section 8.03(b), Section 8.03(c), Section 8.03(d), Section 8.03(e), or Section 8.03(f).
Section 8.05    Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.
(a)    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.02) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).
(c)    Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified

Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 8.06    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to the lesser of (i) the maximum rate allowed by applicable law, or (ii) five percent (5%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.
Section 8.07    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
Section 8.08    [Reserved].
Section 8.09    Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that other than the right of Seller or Buyer to receive the Purchase Price Deposit in accordance with Section 2.06, their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII and the provisions of this Agreement relating to the Purchase Price Deposit. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.
Section 8.10    Offset. Buyer shall be entitled to offset against any amounts owing to Seller under Section 2.07 for any amounts due from Seller under this Agreement which are not timely paid by Seller, but payments due from Buyer to Seller under the Development Agreement are not subject to offset for claims arising under this Agreement.
Section 8.11    [Reserved].
Section 8.12    Insurance Coverage. Any amount which the Seller may become obligated to indemnify a Buyer Indemnitee hereunder shall be reduced by the net amount of any insurance payments or benefits which the Buyer Indemnitee may receive or have the right to receive as a result of any Loss upon which such claim is based.
Section 8.13    No Implied Representations. Buyer acknowledges that Buyer has not entered into this Agreement based upon any representation, warranty, agreement, statement or expression of opinion by Seller or by any Person acting or allegedly acting for or on behalf of Seller as to the Purchased Assets or the status or condition of the Purchased Assets (other than the representations and warranties specifically set forth in Article IV hereof).
Article IX
TERMINATION
Section 9.01    Termination By Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Seller and Buyer.
Section 9.02    Failure to Close. If the Closing has not occurred by the Closing Deadline, either party may terminate this Agreement by giving written notice of termination to the other; provided, however, such termination shall not prevent either party from exercising its rights to the Purchase Price Deposit in accordance with Section 2.06.
Article X
MISCELLANEOUS
Section 10.01    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. For avoidance of doubt, it is agreed that Buyer shall pay all amounts payable to CS Capital Advisors, LLC.

Section 10.02    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	GuestHouse International, L.L.C. 1071 Valley Road Lake Forest, IL 60045 E-mail: brendan@boomeranghotels.com Attention: President
with a copy to:	Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, TN 37203 E-mail: palexander@babc.com Attention: Patrick L. Alexander, Esq.
If to Buyer:	Red Lion Hotels Corporation 201 W. North River Drive Spokane, WA 99201 E-mail: Tom.McKeirnan@redline.com Attention: General Counsel
with a copy to:	Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101 E-mail: brucebjerke@dwt.com Attention: Bruce T. Bjerke
Section 10.03    Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and

Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
Section 10.04    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 10.05    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 10.06    Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.
Section 10.07    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, but with prior written notice to Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.
Section 10.08    No Third-party Beneficiaries. Except as provided in Article VIII and Section 6.03, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 10.09    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(c)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).
(d)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SPOKANE AND COUNTY OF SPOKANE COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(e)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).
Section 10.11    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 10.12    Notice by Counsel. Anything contained in this Agreement to the contrary notwithstanding, all notices pursuant to this Agreement, whether from Seller to Buyer or from Buyer to Seller, will be effective if executed by and sent by the attorney of the party sending such notice. Seller and Buyer hereby agree that if a notice is given hereunder by counsel, such counsel may communicate directly in writing with all principals, as may be required to comply with the notice provisions of this Agreement.
Section 10.13    Business Day. If any date or any period provided in this Agreement ends on a day which is not a Business Day, the applicable period shall be extended to the first Business Day following such date.
Section 10.14    Time of Essence. Time is of the essence in this Agreement, and all dates and time periods specified herein shall be strictly observed.
Section 10.15    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Article XI
GUARANTY
Section 11.01    Brendan Watters hereby guarantees the full and timely performance by Seller of all of its obligations under Article VIII of this Agreement (the “Guaranty”), provided that his obligations shall not exceed Five Hundred Thousand Dollars ($500,000). In the event that Five Hundred Thousand Dollars ($500,000) is deposited with the Escrow Agent in accordance with Section 2.07(e), this guarantee will terminate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Seller:
GUESTHOUSE INTERNATIONAL, L.L.C.
By: /s/ Brendan Watters
Name: Brendan Watters
Title: CEO and Member
Buyer:
RED LION HOTELS CORPORATION
By: /s/ James A. Bell

Name: James A. Bell
Title: Executive Vice President, CFO

Guarantor:

/s/ Brendan Watters
Brendan Watters

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]
Error! Unknown document property name.

Exhibit A
DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is entered into between Red Lion Hotels Corporation, a Washington corporation (“RLHC”), and GuestHouse International, L.L.C., a South Dakota limited liability company (the “Company”), effective the ____ day of May, 2015 (the “Effective Date”). The term “Parties” refers to RLHC and the Company. The term RLHC includes its wholly-owned affiliates.
WHEREAS: RLHC and the Company have entered into that certain Asset Purchase Agreement dated as of April ____, 2015 (the “Asset Purchase Agreement”) under which RLHC will acquire substantially all of the assets of the Company (the “Sale”); and
WHEREAS: RLHC is interested in increasing the number of Franchises using the Brand (as defined herein) and is willing to pay additional consideration for each such Franchise obtained after the closing of the Sale under the conditions described in this Agreement; and
WHEREAS: as a condition of the closing of the Sale, and as additional consideration to the Company, RLHC and the Company have agreed to enter into this Agreement.
NOW, THEREFORE, the Parties have agreed as follows:
1.Franchise Development
(a)    RLHC hereby authorizes the Company to seek qualified candidates as Franchisees for the RLHC brand “Hotel RL” (the “Brand”) and to assist them to apply to become Franchisees. The term “Franchise” refers to a franchise agreement under which a license is granted by RLHC to a hotel property owner to use the Brand in connection with its hotel operations, regardless of whether RLHC also manages the property and includes management agreements which provide for the hotel to be managed as a Hotel RL property. The term “Franchisee” refers to the holder of such a license.
(b)    The Company has no authority to enter into commitments on behalf of RLHC but will assist candidates to submit completed Franchise applications to RLHC for its consideration and potential approval as Franchisees. In carrying out its duties under this Agreement, the Company will comply with all applicable laws and policies of RLHC.
2.    Development Payment
(a)    In the event that RLHC, in the exercise of its discretion approves a candidate whose Franchise application was submitted by, or with the assistance of, the Company, and enters into a Franchise with that candidate within three (3) years of the Effective Date, RLHC will pay to the Company the amount of Five Hundred Thousand Dollars ($500,000) (each, a “Development Payment”) for each such Franchise. Each Development Payment shall be used by the Company to invest in hotel projects for which a Franchise is executed. Even though the decision to approve a particular candidate as a Franchisee is to be made by RLHC in its discretion, RLHC shall evaluate each candidate and each proposed hotel location in good faith.
(b)    The Development Payment for each Franchise will be paid within ten (10) days following the date the hotel opens for business under the Brand, which obligation shall survive the expiration of the Term.
(c)    The aggregate amount of Development Payments to be paid under this Agreement will not exceed Three Million Dollars ($3,000,000).
3.    Vancouver Opportunity
In the event that RLHC obtains the right to develop a hotel on property owned by the Port of Vancouver, Washington at any time during the Term, RLHC will assign those rights to the Company on the condition that the Company will diligently pursue the implementation of those rights and that, if a hotel is developed on that property, RLHC will have the right (i) to enter into a Franchise with the owner of the hotel for one of the brands owned by RLHC and (ii) to enter into a management agreement with the owner of the hotel for the management of such hotel. No Development Payment as described in Section 2 will be paid for this project.
4.    Term
This Agreement shall remain in effect for a period of three (3) years from the Effective Date (the “Term”), and may be extended only by the written agreement of the Parties. Notwithstanding the foregoing, those provisions of this Agreement which expressly survive expiration of the Term or which must survive in order to accomplish the intent of this Agreement shall so survive.
5.    Miscellaneous
(a)    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the closing of the Sale shall have occurred.
(b)    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day (as defined in the Asset Purchase Agreement) if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such

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other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to the Company:	c/o Brendan Watters 1071 Valley Road Lake Forest, IL 60045 E-mail: brendan@boomeranghotels.com
with a copy to:	Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, TN 37203 E-mail: palexander@babc.com Attention: Patrick L. Alexander, Esq.
If to RLHC:	Red Lion Hotels Corporation 201 W. North River Drive Spokane, WA 99201 E-mail: tom.mckeirnan@redlion.com Attention: General Counsel
with a copy to:	Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101 E-mail: brucebjerke@dwt.com Attention: Bruce T. Bjerke

(c)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(d)    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(e)    Entire Agreement. This Agreement and the other transaction documents for the Sale constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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(f)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, it is contemplated that the Company may transfer and assign its right to receive the Development Payment with respect to one or more hotel properties to a separate entity having principally the same owners as the Company, with Brendan Watters as an investor and its chief executive officer, and the prior written consent of RLHC shall not be required for any such transfer and assignment. No assignment shall relieve the assigning party of any of its obligations hereunder.
(g)    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
(h)    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).
(ii)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS FOR THE SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SPOKANE AND SPOKANE COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(iii)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER

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TRANSACTION DOCUMENTS FOR THE SALE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS FOR THE SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(h)(iii).
(i)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(signatures on following page)

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IT IS SO AGREED:
Company
GuestHouse International, L.L.C.            Red Lion Hotels Corporation

By                             By
Its                             Its

DWT 26407074v9 0088456-000001

Exhibit B
ESCROW AGREEMENT

Escrow Account Nos:262378000 and 262378001

Effective Date: ___________, 2015

This escrow agreement (the “Escrow Agreement”), dated April __, 2015 (the “Effective Date”), is made by and among Red Lion Hotels Corporation, a Washington corporation (“Buyer”), GuestHouse International, L.L.C. (“Seller”), and U.S. Bank National Association, a national banking association (the "Escrow Agent"). Buyer and Seller will together be known as the “Depositors”. The Depositors hereby establish: (1) the Closing Escrow Account, Acct. No:262378001(“Closing Escrow Account”); and (2) the Indemnity Escrow Account, Acct. No: 262378000 (“Indemnity Escrow Account”) (“Accounts”); to be maintained and administered in accordance with the following terms and conditions:

RECITALS

The Buyer and Seller, together with Brendan Watters have entered into an Asset Purchase Agreement on April___, 2015 (the “Purchase Agreement”). Solely as between Buyer and Seller, capitalized terms used in this Escrow Agreement that are not defined will have the meaning given to them in the Purchase Agreement.

Pursuant to the Purchase Agreement, the parties have agreed to deposit One Million Dollars ($1,000,000) of the Purchase Price into the Closing Escrow Account as liquidated damages in the event of Buyer’s failure to fulfill its obligations under the Purchase Agreement and, if earned, Five Hundred Thousand Dollars ($500,000) of the Earn Out into the Indemnity Escrow Account to secure payment of Sellers indemnification obligations, if any, under the Purchase Agreement (collectively, the “Assets”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties agree as follows:

The Escrow Agent is authorized and directed by each of the Depositors, to act as their escrow agent, and to hold, deal with and dispose of the Assets as provided in this Escrow Agreement.

1.    Escrow Agent's Duties. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between any or all of the Depositors or any other persons even though reference thereto may be made herein; provided, however, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by all the parties hereto. Escrow Agent shall not be subject to or obligated to recognize any notice, direction or instruction of any or all of the parties hereto or of any other person, except as expressly provided for and authorized in this Escrow Agreement.

2.    Court Orders or Process. If any controversy arises between the Depositors to this Escrow Agreement, or with any other third party, concerning the subject matter of this Escrow Agreement, its terms or conditions, Escrow Agent will not be required to determine the controversy or to take any action regarding it. Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Escrow Agent’s discretion, Escrow Agent may require, despite what may be set forth elsewhere in this Escrow Agreement. In such event, Escrow Agent will not be liable for interest or damage. Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Accounts, the Assets or this Escrow Agreement, without determination by the Escrow Agent of such court's jurisdiction in matter. If any Assets are at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any such events Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the Depositors or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

3.    Escrow Agent's Actions and Reliance. Escrow Agent shall not be personally liable for any act taken or omitted by it hereunder if taken or omitted by it in good faith. Escrow Agent shall also be fully protected in relying upon any written notice, instruction, direction, certificate or document which in good faith it believes to be genuine.

4.    Collections. Unless otherwise specifically indicated in this Escrow Agreement, Escrow Agent shall proceed as soon as practicable to collect any checks, interest due, matured principal or other collection items with respect to Assets at any time deposited in the Accounts. All such collections shall be subject to the usual collection procedures regarding items received by Escrow Agent for deposit or collection. Escrow Agent shall not be responsible for any collections with respect to Assets deposited and held in the Accounts if Escrow Agent is not registered as record owner thereof or otherwise is not entitled to request or receive payment thereof as a matter of legal or contractual right. All collection payments shall be deposited to the Accounts, except as otherwise provided in this Escrow Agreement. Escrow Agent shall not be required or have a duty to notify anyone of any payment or maturity under the terms of any instrument, security or obligation deposited in the Accounts, nor to take any legal action to enforce payment of any check, instrument or other security deposited in the Accounts. The Accounts are safekeeping escrow accounts, and no interest shall be paid by Escrow Agent on any money deposited or held therein, except as provided in Section 6 hereof.

5.    Escrow Agent Responsibility. Escrow Agent shall not be responsible or liable for the sufficiency or accuracy of the form, execution, validity or genuineness of documents, instruments or securities now or hereafter deposited in the Accounts, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein. Registered ownership of or other legal title to Assets deposited in the Accounts shall be maintained in the name of Escrow Agent, or its nominee, unless expressly provided otherwise in this Escrow Agreement. Escrow Agent may maintain qualifying Assets in a Federal Reserve Bank or in any registered clearing agency (including, without limitation, the Depository Trust & Clearing Corporation) as Escrow Agent may select, and may register such deposited Assets in the name of Escrow Agent or its agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or a nominee of either. Escrow Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Escrow Agreement. The Escrow Agent has no fiduciary or discretionary duties of any kind. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct resulting in a breach of its duties hereunder was the sole cause of any loss to either Buyer or Seller. Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Assets in the Accounts in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Accounts, this Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Buyer and Seller agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

6.    Investments. Escrow Agent is hereby directed to deposit and invest funds in the U.S. Bank Money Market Savings Account. Depositors acknowledge that the U. S. Bank Money Market Account is a U. S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank and that they have received a current prospectus for this investment. Selection of this investment includes authorization to place funds on deposit with U.S. Bank. U. S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates currently offered on the account are determined at U. S. Bank’s discretion and may be tiered by customer deposit amount. The owner of the account is U. S. Bank as Escrow Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Each customer’s deposit is insured by the Federal Deposit Insurance Corporation as determined under FDIC Regulations, up to applicable FDIC limits. Any and all interest earned on the Assets after the deposit shall be added to the Assets and shall become a part thereof. Escrow Agent shall thereafter hold, maintain and utilize the Assets pursuant to the terms and conditions of this Escrow Agreement. Depositors shall provide Escrow Agent with a W-9 or original W-8 IRS tax form prior to the disbursement of interest and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and Washington laws. A statement of citizenship will be provided if requested by Escrow Agent. Escrow Agent shall not be responsible for maximizing the yield on the Assets. Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment. Escrow Agent may, without notice to either Depositor, sell or liquidate any of the foregoing investments at any time for any disbursement from the Accounts permitted or required hereunder.

7.    Notices/Directions to Escrow Agent. Notices and directions to Escrow Agent from Depositors, or from other persons authorized to give such notices or directions, shall be in writing and signed by the Seller Representative or a Buyer Representative as identified in Schedule II hereto and as may be amended according to such Schedule II, and shall not be deemed to be given until actually received by Escrow Agent's employee or officer who administers the Accounts. Escrow Agent shall not be responsible or liable for the authenticity or accuracy of notices or directions properly given hereunder if the written form and execution thereof on its face purports to satisfy the requirements applicable thereto, as determined by Escrow Agent in good faith without additional confirmation or investigation. With respect to any notice received hereunder, including any notice received under Section 19 or Section 20 hereof, Escrow Agent shall have no responsibility to determine the validity or sufficiency of any notice or whether any notice has been received by, or to provide a copy of any notice to, any of Buyer, Seller or their respective Representatives. Escrow Agent may conclusively presume that any notice delivered to it has been simultaneously delivered to Seller or Buyer, as the case may be.

8.    Books and Records. Escrow Agent shall maintain books and records regarding its administration of the Accounts, and the deposit, investment, collections and disbursement or transfer of Assets, shall retain copies of all written notices and directions sent or received by it in the performance of its duties hereunder, and shall afford each Depositor reasonable access, during regular business hours, to review and make photocopies (at Depositor's cost) of the same.

9.    Suspension of Performance; Disbursement into Court. If, at any time, (i) there shall exist any dispute among the Depositors with respect to the holding or disposition of all or any portion of the Accounts or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of all or any portion of the Accounts or Escrow Agent's proper actions with respect to its obligations hereunder, or (iii) Depositors have not, within 30 calendar days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 13 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.    suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed.

b.    petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Accounts, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to either of the Depositors, their respective owners, shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Accounts or any delay in or with respect to any other action required or requested of Escrow Agent.

10.    Notice by Escrow Agent. Any notices which Escrow Agent is required or desires to give hereunder to either of the Depositors shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such Depositor (or to such other address as said Depositor may have theretofore substituted therefor by written notification to Escrow Agent), by United States certified or registered mail, postage prepaid. For all purposes hereof any notice so mailed shall be as effectual as though served upon the person of the Depositor to whom it was mailed at the time it is deposited in the United States mail by Escrow Agent whether or not such Depositor thereafter actually receives such notice. Whenever under the terms hereof the time for Escrow Agent's giving a notice or performing an act falls upon a Saturday, Sunday, or holiday, such time shall be extended to the next Business Day. A “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Spokane, Washington are authorized or required by law to be closed for business.
11.    Legal Counsel. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. Buyer and Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Without limiting the joint and several nature of their obligations to Escrow Agent, the Buyer and Seller agree that, as between themselves only, each will be responsible for one-half of the reasonable fees and expenses of any such counsel under this Section 11.
12.    Escrow Agent Compensation. Depositors agree jointly and severally to pay Escrow Agent a fee for its services as set forth on Schedule I attached hereto and incorporated herein, which shall be subject to increase upon notice sent to Depositors, and reimbursed for its reasonable costs and expenses incurred. Without limiting the joint and several nature of their obligations to Escrow Agent, the Buyer and Seller agree that, as between themselves only, each will be responsible for one-half of the Escrow Agent’s fee and expenses under this Section 12. In the event that the conditions of this Escrow Agreement are not promptly fulfilled, or if Escrow Agent renders any service not provided for in this Escrow Agreement, or if the Depositors request a substantial modification of its terms, or if any controversy arises, or if Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by Escrow Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Depositors jointly and severally promise to pay these sums upon demand. If Escrow Agent's fees, or reasonable costs or expenses, provided for herein, are not promptly paid, Escrow Agent shall have the right to sell such portion of the Assets held in the Accounts as necessary and reimburse itself therefor from the proceeds of such sale or from the cash held in the Accounts. The Depositors and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Escrow Agreement, including but not limited to any litigation arising from this Escrow Agreement or involving its subject matter. Escrow Agent shall have a first lien on the property and papers held under this Escrow Agreement for such compensation and expenses.
13.    Escrow Agent Resignation or Removal. It is understood that Escrow Agent reserves the right to resign at any time by giving 30 days advance written notice of its resignation, specifying the effective date thereof, to the Depositors. Similarly, the Depositors reserve the right to remove Escrow Agent as escrow agent hereunder at any time by giving 30 days advance written notice of removal, specifying the effective date thereof, to the Escrow Agent. Within 30 days after receipt or delivery the either such notice, as applicable, the Depositors agree to appoint a successor escrow agent to which Escrow Agent may transfer the Assets then held in the Accounts, less its unpaid fees, costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the 30-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorney's fees which Escrow Agent incurs in connection with such a proceeding shall be paid by the Depositors.
14.    Escrow Termination. This Escrow Agreement shall terminate upon the distribution of all the Assets.
15.    Governing Law. This Escrow Agreement shall be construed, enforced, and administered in accordance with the laws of the State of Washington.
16.    Automatic Succession. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its trust business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.
17.    Disclosure. The parties hereto hereby agree not to use the name of U.S. BANK NATIONAL ASSOCIATION to imply an association with the transaction other than that of a legal escrow agent.
18.    Brokerage Confirmations. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.

19.    Distribution of Closing Escrow Account.
19.1    Delivery of Closing Escrow Upon Closing. If the Escrow Agent receives written notice from the Buyer and the Seller that the transaction described in the Purchase Agreement is closing, the Escrow Agent shall deliver the funds in the Closing Escrow Account to the Seller as part of the Purchase Price.
19.2    Delivery of Closing Escrow Upon Breach by Buyer. If the Escrow Agent receives written notice from the Seller, with a copy to the Buyer, notifying the Escrow Agent that the transaction described in the Purchase Agreement is not closing due to a breach of the obligations of the Buyer under the Purchase Agreement, and within ten (10) days from the date of that notice the Escrow Agent has not received a written notice from the Buyer, contesting the assertion by the Seller, the Escrow Agent shall deliver the funds in the Closing Escrow to the Seller. If the Escrow Agent receives a notice from the Buyer contesting the assertion by the Seller within the ten (10) day period, the Escrow Agent shall retain the funds in the Closing Escrow Account until receipt of a joint notice by Buyer and Seller regarding the disposition of the funds, or a Final Judgment (as defined in Section 20) directs the delivery of the funds in the Closing Escrow Account. Buyer agrees that it will act in good faith and not contest Seller’s request for the Funds in the Closing Escrow Account unless there is a reasonable basis to contest Seller’s request.
19.3    Delivery of Closing Escrow Funds Upon Breach by Seller. If the Escrow Agent receives written notice from the Buyer, with a copy to the Seller, notifying the Escrow Agent that the transaction is not closing due to a breach of the obligations of the Seller under the Purchase Agreement, and within ten (10) days from the date of that notice the Escrow Agent has not received a written notice from the Seller, contesting the assertion by the Buyer, the Escrow Agent shall deliver the funds in the Closing Escrow Account to the Buyer. If the Escrow Agent receives a written notice from the Seller contesting the assertion by the Buyer within the ten (10) day period, the Escrow Agent shall retain the funds in the Closing Escrow Account until receipt of a joint notice by Buyer and Seller regarding the disposition of the funds, or a Final Judgment (as defined in section 20) directs the delivery of the funds in the Closing Escrow Account. Seller agrees that it will act in good faith and not contest Buyer’s request for the Funds in the Closing Escrow Account unless there is a reasonable basis to contest Buyer’s request.
20.    Distribution of Indemnity Escrow Account.
20.1    Delivery of Indemnity Escrow Account Funds on Termination. Subject to the withholding of the Retained Escrow Portion (as hereinafter defined), the Escrow Agent shall, no later than ten (10) days after the date that is twelve (12) months from the Closing Date under the Purchase Agreement (the “Scheduled Release Date”), deliver the funds remaining in the Indemnity Escrow Account to the Seller to the bank accounts designated by Seller.
20.2    Payment of Claims from Indemnity Escrow Account.
(a)Delivery of Indemnity Notice. At any time prior to the Scheduled Release Date, the Buyer may give written notice (an “Indemnity Notice”), which notice shall state that it is given pursuant to this Section 20, for each claim for payment from the Indemnity Escrow Account for indemnification pursuant to Article VIII of the Purchase Agreement (each, a “Buyers’ Indemnity Claim”) to each of the Seller and Escrow Agent setting forth (i) the Buyer’s belief of the basis therefor, (ii) a description of the matter requiring such payment or that is subject to indemnification in reasonable detail in light of the circumstances then known to the Buyer and (iii) either (A) the amount of the Buyers’ Indemnity Claim, if determined

(less the Basket, if applicable, as identified in such Indemnity Notice), or (B) the Buyer’s estimate of the reasonably foreseeable amount of the Buyers’ Indemnity Claim (less the Basket, if applicable, as identified in such Indemnity Notice).
(b)Buyer’s Indemnity Claims Not Disputed by the Seller. If, within forty-five (45) days after receipt of the Indemnity Notice, the Escrow Agent and the Buyer have not received written notice from the Seller (a “Dispute Notice”) that the Seller disputes the Buyer’s Indemnity Claim described in such Indemnity Notice or the amount the Buyer seeks payment on account of such Buyer’s Indemnity Claim, the Buyer shall be entitled to make demand (an “Undisputed Indemnity Notice Demand”), with which the Escrow Agent shall comply, that the Escrow Agent either (i) deliver to the Buyer if the amount of such Buyers’ Indemnity Claim has then been determined, an aggregate amount of cash from the Indemnity Escrow Account equal to the amount of the Buyer’s Indemnity Claim set forth in such Indemnity Notice (less the Basket, if applicable, as identified in such Indemnity Notice) up to the amount then-remaining in the Indemnity Escrow Account, or (ii) retain, as part of the Retained Escrow Portion (as defined below) relating to the Indemnity Escrow Account, an aggregate amount of cash from the Indemnity Escrow Account equal to the estimated amount of the Buyer’s Indemnity Claim set forth in such Indemnity Notice (less the Basket, if applicable, as identified in such Indemnity Notice), up to the amount then-remaining in the Indemnity Escrow Account.
(c)Buyer’s Indemnity Claim Disputed by the Seller in Whole. In the event that the Seller disputes an entire Buyer’s Indemnity Claim, the Seller shall, within forty-five (45) days after receipt of the applicable Indemnity Notice, provide the Escrow Agent and the Buyer with a Dispute Notice setting forth the basis therefor in reasonable detail in light of the circumstances then known to the Seller, and the Escrow Agent shall not distribute any portion of the Indemnity Escrow Account in respect of such Buyer’s Indemnity Claim until the Escrow Agent receives (i) a written agreement signed by the Buyer and the Seller stating the aggregate amount, if any, to which the Buyer is entitled (an “Indemnity Claim Agreement”) in connection with such Buyer’s Indemnity Claim, or (ii) a copy of a court order or judgment stating the aggregate amount to which the Buyer is entitled in connection with such Buyer’s Indemnity Claim, provided that such award, order or judgment is accompanied by Buyer’s or Seller’s written confirmation that such award, order or judgment is final and binding with respect to the Buyer and the Seller and from which no appeal may be taken or for which the time to appeal has expired, upon which the Escrow Agent may conclusively rely (a “Final Judgment”). After the occurrence of the events specified in clause (i) or (ii) above, the Escrow Agent shall deliver to the Buyer an amount of cash from the Indemnity Escrow Account equal to the amount specified in the Indemnity Claim Agreement or Final Judgment, as applicable, up to the amount then-remaining in the Indemnity Escrow Account.
(d)Buyer’s Indemnity Claim Disputed by the Seller in Part. In the event that the Seller disputes part, but not all, of Buyer’s Indemnity Claim, the Seller shall, within forty-five (45) days after receipt of the Buyer’s Indemnity Notice, deliver to the Escrow Agent and the Buyer a Dispute Notice setting forth (i) the basis for the disputed portion of such Buyer’s Indemnity Claim in reasonable detail in light of the circumstances then known to the Seller and (ii) the undisputed portion of the Buyer’s Indemnity Claim and an authorization to release a portion of the Indemnity Escrow Account to the Buyer in respect of the undisputed portion of the Buyer’s Indemnity Claim to the extent such amount is determined (less the Basket, if applicable, as identified in such Indemnity Notice), up to the amount then-remaining in the Indemnity Escrow Account and the Escrow Agent shall, with respect to that portion of the Buyer’s Indemnity Claim that is not disputed by the Seller (A) deliver to the Buyer an aggregate amount of cash from the Indemnity Escrow Account equal to the amount of the undisputed portion of the Buyer’s Indemnity Claim set forth in such Indemnity Notice that has been determined (less the Basket, if applicable, as identified in such Indemnity Notice), up to the amount then-remaining in the Indemnity Escrow Account, and (B) retain, as part of the Retained Escrow Portion relating to the Indemnity Escrow Account, an aggregate amount of cash from the Indemnity Escrow Account equal to the estimated amount of the Buyer’s Indemnity Claim set forth in such Indemnity Notice less the Basket, if applicable, as identified in such Indemnity Notice (to the extent that the amount of such Buyer’s Indemnity Claim is not determined), up to the amount then-remaining in the Indemnity Escrow Account after payment of the amount set forth in clause (A) above; provided, however, notwithstanding clauses (A) and (B) above, the Escrow Agent shall not deliver any portion of the Indemnity Escrow Account that is attributable to the portion of such Buyer’s Indemnity Claim that is disputed by the Seller Representative. The Escrow Agent shall not deliver any of the cash in the Indemnity Escrow Account to the Buyer or the Seller relating to the disputed portion of such Buyer’s Indemnity Claim, except in accordance with the procedures set forth in Section 20.2(c) of this Escrow Agreement as if the disputed portion of such Buyer’s Indemnity Claim consisted of a separate Buyer’s Indemnity Claim that was disputed by the Seller in whole. Receipt by Buyer of the undisputed portion of any Buyer’s Indemnity Claim shall not be deemed to be a waiver of any rights to the disputed portion of such Buyer’s Indemnity Claims.
(e)Retention of Indemnity Escrow Account After Scheduled Release Date. After the Scheduled Release Date, the Escrow Agent shall continue to hold an amount of cash in the Indemnity Escrow Account having an aggregate value equal to the entire amount of any unresolved Buyer’s Indemnity Claim (or portion thereof) that is the subject of an Indemnity Notice received by the Escrow Agent prior to the Scheduled Release Date (the “Retained Escrow Portion”) until such time as the Escrow Agent receives for such unresolved Buyer’s Indemnity Claim (i) an Indemnity Claim Agreement or (ii) a Final Judgment, in each case evidencing the ultimate resolution of any of the underlying claims referred to in such Indemnity Notice, at which time, and no later than ten (10) Business Days after receipt of the Indemnity Claim Agreement or Final Judgment, as applicable, the Escrow Agent shall deliver the amount of cash to Buyer as specified in the Indemnity Claim Agreement or Final Judgment, as applicable, from the Retained Escrow Portion for any Buyer’s Indemnity Claim, and the Escrow Agent shall then distribute the remaining Retained Escrow Portion, if any, to the Seller in accordance with the procedures set forth in Section 20.1 of this Escrow Agreement, for distribution to the Seller.
21.    Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by email or facsimile transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the parties transmitted by email or facsimile shall be deemed to be their original signatures for all purposes.
22.     Identifying Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent requires documentation to verify its formation and existence as a legal entity. The Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by the Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.
23.     Optional Security Procedures. In the event funds transfer instructions, address changes or change in contact information are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent and shall be effective only after Escrow Agent has a reasonable opportunity to act on such changes. If the Escrow Agent is unable to contact any of the designated representatives identified in Schedule II, the Escrow Agent is hereby authorized but shall be under no duty to seek confirmation of such instructions by telephone call-back to any one or more of the applicable party’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Executive Officer, President and Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such Executive Officer. Depositors agree that the Escrow Agent may at its option record any telephone calls made pursuant to this Section. The Escrow Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Seller to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank. The Escrow Agent may apply any portion of the Accounts for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. Depositors acknowledge that these optional security procedures are commercially reasonable.
24.    Entire Agreement, No Third Party Beneficiaries. This Escrow Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Accounts and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Accounts. Nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.
25.    Dealings. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Depositors and become financially interested in any transaction in which either Depositor may be interested, and contract and lend money to either Depositor and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for either Depositor or for any other person or entity.
26.    Tax Reporting. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and Depositors shall consult with independent counsel concerning any and all tax matters. Buyer and Seller shall prepare and file all required tax filings with the IRS and any other applicable taxing authority; provided that the parties further agree that:
(a)Escrow Agent IRS Reporting. Depositors shall accurately provide the Escrow Agent with all information requested by the Escrow Agent in connection with the preparation of all applicable Form 1099 and Form 1042-S documents with respect to all distributions as well as in the performance of Escrow Agent’s reporting obligations under the Foreign Account Tax Compliance Act and Foreign Investment in Real Property Tax Act or other applicable law or regulation.
(b)Withholding Requests and Indemnification. Depositors jointly and severally agree to (i) assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement, (ii) request the Escrow Agent in writing with respect to withholding and other taxes, assessments or other governmental charges, and advise Escrow Agent in writing with respect to any certifications and governmental reporting that may be required under any applicable laws or regulations, and (iii) indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent.

(c)Imputed Interest. To the extent that IRS imputed interest regulations apply, Depositors shall so inform Escrow Agent, provide Escrow Agent with all imputed interest calculations and direct Escrow Agent to disburse imputed interest amounts as Depositors instruct. Escrow Agent shall rely solely on such provided calculations and information and shall have no responsibility for the accuracy or completeness of any such calculations or information.
27.    WAIVER OF TRIAL BY JURY.    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY SUCH PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the undersigned have affixed their signatures and hereby adopt as part of this instrument Schedules I and II, which are incorporated by reference.

SELLER: GuestHouse International, L.L.C. By:________________________ Name:______________________ Title:_______________________ Tax I.D._____________________	BUYER: Red Lion Hotels Corporation By: Name: ____________________ Title:______________________ Tax I.D.

[SIGNATURE PAGE TO ESCROW AGREEMENT]

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:
Name: Ryan P. Brennan
Title:Trust Officer

Notices to Escrow Agent shall be sent to:

U.S. Bank Corporate Trust Services
60 Livingston Avenue
EP-MN-WS3T
St. Paul, MN 55107-2292
Attn: Scott Kjar
(651) 466-6094        With Fax Copy to:
(651) 466-7468 (fax)        Ryan Brennan
Scott.kjar@usbank.com        (206) 344-4648
(206) 344-4630 (fax)
Email: ryan.brennan@usbank.com

[SIGNATURE PAGE TO ESCROW AGREEMENT]

U.S. Bank Customer Confidential

SCHEDULE I

Schedule of Fees for Services as
Escrow Agent
For

CTS01010A
Acceptance Fee The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time, non-refundable fee, payable at closing.
Waived

CTS04480 INIT MISC	Escrow Agent Administration One-time fee for the standard escrow agent services associated with the administration of the account. Administration fees are payable in advance.	$1,500.00

WA SALES TAX	Washington State Sales Tax .	9.500%

Direct Out of Pocket Expenses  Reimbursement of expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.
At Cost

Extraordinary Services Extraordinary Services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the services and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Schedule I 1

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. Fees paid in advance will not be prorated. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Schedule I 2

SCHEDULE II

Authorized Signers List

Until further written notice to Escrow Agent from Seller in the case of the Seller Representative or Buyer in the case of a Buyer Representative, U.S. Bank National Association as Escrow Agent is authorized to act in accordance with instructions and communications received from any of the authorized signers listed below:

Each of the following person(s) (each a “Buyer Representative”) is authorized to act on behalf of Buyer to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Buyer’s behalf (only one signature required):

_______________________        ____________
Name                Specimen signature            Telephone No.

                     _______________________        ____________
Name                Specimen signature            Telephone No

_______________________        _______________________        ____________
Name                Specimen signature            Telephone No

(Note: if only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations:

[______________]                    _______________________
Name                            Telephone Number

The following person is the Seller Representative and is authorized to act on behalf of the Sellers to execute documents and direct Escrow Agent as to all matters, including fund transfers, address changes and contact information changes, on Seller’s behalf (only one signature required):

Brendan Watters                                (847) 915-8958
Name                Specimen signature            Telephone No

(Note: if only one person is identified above, please add the following language:)
The following person not listed above is authorized for call-back confirmations:

________________
Name                            Telephone Number

Escrow Agent has no duty to determine whether the identity of an individual claiming to be authorized is true and correct and may rely upon such person’s representations. Escrow Agent shall be protected in executing any instructions which purport to come from Depositor’s authorized representative(s)

Schedule I 2

Exhibit C
NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into effective the ____day of __________, 2015 between RED LION HOTELS CORPORATION (“RLHC”) and BRENDAN WATTERS (“Watters”). The term “Parties” refers to RLHC and Watters. The term RLHC includes its wholly-owned affiliates.
WHEREAS, RLHC has entered into that certain Asset Purchase Agreement with Guesthouse International, L.L.C (the “Company”) dated as of April ___, 2015 (the “Asset Purchase Agreement”) under which RLHC is purchasing substantially all of the assets of the Company (the “Sale”); and
WHEREAS, it is a condition of the closing of the Sale that Watters enter into this Agreement; and
WHEREAS, Watters owns equity in the Company and will benefit from the Sale.
NOW THEREFORE, the Parties hereby agree as follows:
1.    Definitions.
(c)    “Affiliates” means entities under the control of Watters. For this purpose, “control” means direct or indirect ownership of at least 50% of the capital stock or other ownership interests, or the voting rights, of an entity, or the right (through contract or otherwise) to control or direct management of an entity.
(d)    “Restricted Business” means (1) acting as or on behalf of a franchisor of hotels in the Territory other than RLHC or its Affiliates; or (2) pursuing any hotel acquisition or development opportunities in the Territory that first came to the attention of Watters or his Affiliates between September 30, 2014 and the Closing Date, except pursuant to the Development Agreement (as defined in the Asset Purchase Agreement) or otherwise in cooperation with RLHC.
(e)    “Closing” means the consummation of the Sale transaction.
(f)    “Closing Date” means the date the Sale transaction closes.
(g)    “Territory” means anywhere in the United States of America.
2.    Non-competition; Non-solicitation
(d)    For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), Watters shall not, and shall not permit any of his Affiliates to, directly or indirectly: (i) engage in or assist others in engaging in the Restricted Business; (ii) serve as an investor, director, officer, manager, employee or agent of, or a consultant to, any entity that engages directly or indirectly in the Restricted Business; or (iii) cause, induce or encourage any material client, customer, supplier or licensor of the Company’s business sold to RLHC (including any franchisee under a franchise agreement assigned from the Company to RLHC and any individual or entity that becomes a franchisee of RLHC after the Closing), or any other individual or entity who has a material business relationship with the Company’s business sold to RLHC, to terminate or modify any such business relationship. Notwithstanding the foregoing, Watters and any of his Affiliates may own, directly or indirectly, solely as an investment, less than ten percent (10%) of the securities of any entity if Watters does not control, and is not a member of a group acting together under a written arrangement which controls, such entity and Watters does not serve as a director, officer, manager, employee or agent of, or a consultant to, such entity.
(e)    During the Restricted Period, Watters shall not, and shall not permit any of his Affiliates to, directly or indirectly, solicit for employment or hire any person who is an employee of RLHC during the Restricted Period, or solicit or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any such employee; provided, that nothing in this Section 2(b) shall prevent Watters or any of his Affiliates from hiring, or soliciting for employment, any employee whose employment has been terminated by RLHC.
(f)    Watters acknowledges that a breach or threatened breach of this Agreement would give rise to irreparable harm to RLHC for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Watters of any such obligations, RLHC shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).
(g)    Watters acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of RLHC and constitute a material inducement to RLHC to enter into the Sale transaction and consummate that transaction. In the event that any covenant contained in this Agreement should ever be adjudicated to exceed the time, geographic area, product or service or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic area, product or service or other limitations permitted by applicable law. The covenants contained in this Agreement and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof.
3.    Miscellaneous
(a)    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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(b)    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day (as defined in the Asset Purchase Agreement) if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section Section 10.02):

If to Watters:	Brendan Watters 1071 Valley Road Lake Forest, IL 60045 E-mail: brendan@boomeranghotels.com
with a copy to:	Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, TN 37203 E-mail: palexander@babc.com Attention: Patrick L. Alexander, Esq.
If to RLHC:	Red Lion Hotels Corporation 201 W. North River Drive Spokane, WA 99201 E-mail: tom.mckeirnan@redlion.com Attention: General Counsel
with a copy to:	Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101 E-mail: brucebjerke@dwt.com Attention: Bruce T. Bjerke

(c)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(d)    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually

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acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(e)    Entire Agreement. This Agreement and the other transaction documents for the Sale constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
(f)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.
(g)    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
(h)    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).
(ii)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS FOR THE SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON IN EACH CASE LOCATED IN THE CITY OF SPOKANE AND SPOKANE COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(iii)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS FOR THE SALE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS FOR THE SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(h)(iii).
(i)    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.
(j)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

    Brendan Watters

RED LION HOTELS CORPORATION

    By
    Its

Exhibit D
TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of _______, 2015 (the “Effective Date”) is by and between Red Lion Hotels Corporation, a Washington corporation (“Buyer”) and GuestHouse International, L.L.C., a South Dakota limited liability company (the “Seller”). Capitalized terms used in this Agreement or any of the Schedules hereto and not otherwise defined herein have the meanings ascribed to them in the Asset Purchase Agreement dated as of April, 2015 (the “Purchase Agreement”) made by and between Buyer and Seller.

W I T N E S S E T H:
A. Buyer and Seller entered into the Purchase Agreement pursuant to which, among other matters, Buyer will acquire certain assets of the Seller, which are defined in the Purchase Agreement as the “Purchased Assets”;
B. Buyer wishes to receive, and Seller is willing to provide, certain administrative and other transition services to the Buyer for a period following the closing of the Purchase Agreement;
C. The execution and delivery of this Agreement is required pursuant to the Purchase Agreement; and
In furtherance of the foregoing premises and in consideration of the mutual covenants and obligations set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which they hereby acknowledge, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
SERVICES TO BE PROVIDED BY SELLER
Section 1.1    Services. Seller will provide, or cause to be provided, to the Buyer the services described in Schedule A (the “Services”) during the Service Period described in Section 4.1 in order to ensure a smooth transition of the Purchased Assets to Buyer, and to provide for continuity of services to franchisees of Seller. Seller will use commercially reasonable efforts to provide the Services at levels comparable to the performance of those Services by the Seller prior to the closing of the transaction described in the Purchase Agreement.

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Section 1.2    Licenses and Permits. Seller represents and warrants that it has and will maintain at its expense any licenses, permits, consents and approvals necessary for it to provide the Services to the Buyer under this Agreement.
Section 1.3    Subcontractors. Seller may use contractors, subcontractors, vendors or other third parties under contract with Seller or its subsidiaries (collectively, “Subcontractors”) to provide any part of the Services hereof; provided that Seller will be fully responsible, financially and otherwise, for the Services provided by each Subcontractor to the same extent as if Seller had performed the Services itself. Seller will pay the fees and expenses of any Subcontractor.
Section 1.4    Personnel. Seller will arrange for its employee, Andrew Pitt, to devote his full time and attention to performing the Services for a period of six (6) months from the Effective Date. Seller will also arrange for its employees Jack Aadland and Jenny Fugman to devote their full working time and attention to performing the Services for up to three (3) months from the Effective Date, terminable at Buyer’s option on thirty (30) days written notice. Buyer will reimburse Seller for the costs of employing these employees in accordance with Section 5.2.
Section 1.5    Remedy of Errors. Notwithstanding anything to the contrary herein, if Seller commits a material error with respect to or incorrectly performs, fails to substantially perform or causes an unreasonable delay in the performance of any of the Services, then, at the Buyer’s request, Seller will use its commercially reasonable efforts and in good faith attempt to promptly correct such error or re-perform or perform such Services at no additional cost to the Buyer.
Section 1.6    Representatives. Each party will designate an employee to be the primary point of operational contact with respect to the Services. Seller’s designee will have overall responsibility for coordinating on behalf of Seller the performance and delivery of the Services and for coordinating the performance of the Services with the representative of the Buyer designated by the Buyer.
Section 1.7    Additional Services. If the parties agree that Seller shall perform any services in addition to the Services, that agreement (including the scope and compensation for such services), will be documented in an addendum to this Agreement, signed by both parties.
ARTICLE II
TERMS OF SERVICES
Section 2.1    Ownership and Maintenance of Data. All records, data files (and the data contained therein), input materials, reports and other materials belonging to the Buyer

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or which it is acquiring under the Purchase Agreement that are received, computed, developed, processed or stored for the Buyer by Seller (collectively the “Buyer Data”) pursuant to this Agreement following the Closing Date will remain the exclusive property of the Buyer. Neither Seller nor any of its subsidiaries or Affiliates will possess any interest, title, lien or right in connection therewith. Seller will not, and will cause its subsidiaries and Affiliates not to, use Buyer Data for any purpose other than in support of Seller’s obligations hereunder. The Buyer Data (and any part thereof) will not be disclosed, sold, assigned, leased or otherwise disposed of to third parties by Seller or any of its subsidiaries or Affiliates or commercially exploited by or on behalf of Seller or any of its subsidiaries or Affiliates or their respective employees or agents. Upon termination of the Service Period provided hereunder, the Buyer Data will ~~be transferred to the Buyer~~.
ARTICLE III
DISPUTE RESOLUTION
The parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations in accordance with this Article III.
Section 3.1    Primary Representatives. If a dispute arises, then the Buyer and Seller will consider the dispute for up to fifteen Business Days following the date (the “Notice Date”) of receipt of a notice from either party specifying the nature of the dispute, during which time the parties’ representatives designated pursuant to Section 1.6 will meet in person at least once (or, if both representatives agree a meeting in person is not possible, discuss telephonically and correspond through email as needed) and attempt to resolve the dispute.
Section 3.2    Senior Management. If the dispute is not resolved within fifteen Business Days of the Notice Date or if the representatives of the parties determine that the dispute will not be resolved by them, then the parties will cause executives of at least vice-president level to meet and confer to attempt to resolve the dispute. The representatives described in Section 3.1 will promptly prepare and send to the executives a memorandum stating (a) the issues in dispute and each party’s position thereon, (b) a summary of the evidence and arguments supporting each party’s positions (attaching any documents they deem relevant to resolving the matter), (c) a summary of the negotiations that have taken place to date, and (d) the name and title of the executive who will represent each party. The executives will conduct negotiations (which may be done telephonically) at a mutually agreed time and place within 15 Business Days after receipt of the dispute memorandum and thereafter as often as the executives deem necessary to resolve the dispute. If the dispute is not resolved within 60 Business Days of the Notice Date, or if either party does not cause its appointed executive to make commercially reasonable efforts to meet, then either party may

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pursue any and all rights and remedies available to it at law or in equity or as otherwise provided in this Agreement.
ARTICLE IV
TERM AND TERMINATION
Section 4.1    Service Period. The Seller will provide the Services during the period beginning on the Effective Date and for a period of one hundred twenty (120) days thereafter, subject to extension by written consent of the parties or earlier termination in accordance with Section 4.2 (the “Service Period”).
Section 4.2    Termination.
(a)    Buyer may terminate the Services prior to the end of the Service Period by providing written notice of termination at least thirty (30) days prior to the proposed termination date. Buyer will not be obligated to pay Seller the Fees (as defined in Section 5.1) thereafter except to the extent that Fees remain due for services performed prior to the termination date. Termination of Services will not affect Buyer’s obligation to pay the reimbursements described in Section 1.4.
(b)    Upon termination of this Agreement, all rights and obligations of each party hereunder (other than as to any payments due hereunder), shall cease as of the effective date of such termination, and any amounts owed by either party hereunder shall be paid in full. Notwithstanding the foregoing Section 2.1, Article VI, and Article VII shall survive termination of this Agreement.
ARTICLE V
PAYMENT
Section 5.1    Fees. Buyer will pay to the Seller an amount equal to its out of pocket costs, not to exceed twelve thousand dollars ($12,000) per month for continued use of the following: InnLinkHeBs, Auto Clerk, 1800 Seattle Inn Reservation Line, Smith Travel Expense (the “Fees”). All Fees shall be paid on a monthly basis, in advance. The Fees will constitute full payment by the Buyer for the Services, including any and all amounts due to Subcontractors, which will be the sole responsibility of Seller.
Section 5.2    Reimbursement. Buyer will reimburse Seller for certain employee costs in accordance with Section 1.4, on a monthly basis, or on a pro-rata basis for any partial fiscal month. For Andrew Pitt the monthly rate will equate to $7,000. For Jack Aadland the monthly rate will equate to $7,200. For Jenny Fugman the monthly rate will equate to $3,600.

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Section 5.3    Taxes. Seller shall be responsible for, and shall indemnify the Buyer from and against, any Taxes incurred by Seller as a result of the receipt of the Fees and reimbursed employee costs.
ARTICLE VI
CONFIDENTIALITY
Section 6.1    Obligation of Confidentiality. The parties acknowledge that in the course of performance of their respective obligations pursuant to this Agreement, each party and its Affiliates, employees, attorneys, accountants, or other professional business advisors may obtain certain confidential and/or proprietary information (“Confidential Information”) of the other party or its Affiliates, employees, attorneys, accountants, other professional business advisors or customers, including the terms and conditions of this Agreement. Each party agrees that all Confidential Information communicated to it by the other or its Affiliates, employees, attorneys, accountants, other professional business advisors or customers, will be kept and was or will be received in strict confidence and will be used only in accordance with this Agreement and only for the purposes of performing its obligations or exercising its rights under this Agreement, and, except as expressly set forth in this Agreement or in any other written agreement or instrument between the parties, will not be disclosed by the other party, its agents or employees without the prior written consent of the first party.
Section 6.2    Representatives. Confidential Information disclosed under this Agreement may be disclosed to a party’s Affiliates, employees, attorneys, accountants, or other professional business advisors who are permitted to perform services under this Agreement and in connection with such performance. Each party will maintain adequate procedures to ensure that all of the persons to whom it discloses or provides access to the other party’s Confidential Information comply with the restrictions set forth herein. Each party will be responsible for any breach of this Article VI by any Person to whom it discloses or provides access to the other party’s Confidential Information.
Section 6.3    Required Disclosure. In the event that either party or anyone to whom either party disclosed any Confidential Information shall be legally compelled or required by any government entity to disclose any Confidential Information of the other party, such party agrees to promptly provide written notice to the other party to enable the other party, at the other party’s cost and expense, to seek a protective order, in camera process or other appropriate remedy to avoid public or third-party disclosure of such Confidential Information. In the event that such protective order or other remedy is not obtained, such party shall furnish only so much of such Confidential Information as it is legally compelled to disclose (upon advice of such party’s legal counsel) and shall exercise such party’s commercially reasonable efforts to obtain reliable assurance that

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confidential treatment will be accorded such Confidential Information. Such Confidential Information shall otherwise remain subject to the provision of this Agreement. Each party shall cooperate with and assist the other party in seeking any protective order or other relief requested pursuant to this Section 6.3.
Section 6.4    Standard of Care. Each party will use the same care and discretion as it uses to protect its own confidential or proprietary information from undesired disclosure, publication and dissemination, and in any event reasonable care and discretion, to protect the Confidential Information of the other party that is in its possession or under its control from disclosure, publication, and dissemination.
ARTICLE VII
GENERAL
Section 7.1    Expenses. The parties shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.
Section 7.2    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this 0):

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If to Seller:	GuestHouse International, L.L.C. 1071 Valley Road Lake Forest, IL 60045 E-mail: brendan@boomeranghotels.com Attention: President
with a copy to:	Bradley Arant Boult Cummings LLP 1600 Division Street, Suite 700 Nashville, TN 37203 E-mail: palexander@babc.com Attention: Patrick L. Alexander, Esq.
If to Buyer:	Red Lion Hotels Corporation 201 W. North River Drive Spokane, WA 99201 E-mail: Tom.McKeirnan@redline.com Attention: General Counsel
with a copy to:	Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, WA 98101 E-mail: brucebjerke@dwt.com Attention: Bruce T. Bjerke
Any party may change the address or the persons to whom notices or copies hereunder will be directed by providing written notice to the other parties of such change in accordance with this Section 7.2.
Section 7.3    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability.

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Section 7.4    Entire Agreement. This Agreement, together with the Purchase Agreement (including all exhibits and schedules hereto and thereto) contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
Section 7.5    Assignment. Except as permitted by Section 1.3 or Section 1.4, no party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto and any such purported assignment in violation of this Agreement will be null and void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and permitted assigns
Section 7.6    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 7.7    Amendment. This Agreement may not be amended, waived or modified except by an instrument in writing signed by each of the parties hereto.
Section 7.8    Governing Law. This Agreement and the rights and duties of the parties hereto hereunder will be governed by and construed and interpreted in accordance with the Laws of the State of Washington without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction.
Section 7.9    Venue; Jurisdiction; Waiver of Jury Trial.
(a)    In any action between or among any of the parties hereof arising out of this Agreement (i) each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Washington, including the United States District Court for the Eastern District of Washington, and (ii) if any such action is commenced in a state court, then, subject to applicable Law, neither party hereto shall object to the removal of such action to any federal court located in Spokane, Washington.
(b)    THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR

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HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(c)    Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 7.9.
Section 7.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same agreement. The signature of any party hereto to any counterpart hereof will be deemed a signature to, and may be appended to, any other counterpart hereof. In the event that any signature to this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Once signed, this Agreement may be delivered by facsimile or “.pdf” format, and any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile or portable document format) is considered an original.
Section 7.11    Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
Section 7.12    Interpretation. Each party acknowledges that each party has been represented by counsel in connection with this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The heading references are for convenience purposes only, and will not be deemed to limit or affect any of the provisions of this Agreement.
Section 7.13    Conflict. In case of conflict between the terms and conditions of this Agreement and Schedule A attached hereto, the terms and conditions of Schedule A

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will control and govern as it relates to the Services to which those terms and conditions apply.
Section 7.14    Waiver. Should either of the parties fail to exercise or enforce any provision of this Agreement, or waive any right in respect thereto, such failure or waiver will not be construed as constituting a waiver or a continuing waiver of its rights to enforce any other provision or right regarding any prior or subsequent breach of any covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.
Section 7.15    Specific Performance. Each of the parties hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other party hereto irreparable injury for which adequate remedy at Law is not available. Accordingly, it is agreed that each of the parties hereto will be entitled to specific performance, injunction, restraining order or other equitable relief, without the posting of any bond, to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at Law or equity.
Section 7.16    Relationship of the Parties. The relationship of Buyer and Seller under this Agreement will be that of independent contractors only. Nothing in this Agreement will be construed as making one party a partner, joint venturer, agent, fiduciary or legal representative of the other or otherwise as having the power or authority to bind the other in any manner, nor do the parties intend to create by this Agreement an employer-employee relationship. Each party retains control over its personnel, and the employees of one party will not be considered employees of the other party. Neither party will be bound by any representation, act or omission of the other party. Neither party has any right, power or authority to create any obligation, express or implied, on behalf of the other party and no party in connection with this Agreement will hold itself out to others to be vested with any power, authority, or right to bind contractually or to act on behalf of the other party as its broker, agent, or otherwise for the purpose of committing, selling, conveying, or transferring any of the other party’s assets or property, contracting for or in the name of the other party, or making any representation binding upon such other party.
[Signature page follows]

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IN WITNESS WHEREOF, Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:

GuestHouse International, L.L.C.

By: ________________________________
Name: ________________________________
Title: ________________________________

Buyer:
Red Lion Hotels Corporation

By: ________________________________
Name: ________________________________
Title: ________________________________

[Signature page to Transition Services Agreement]

Schedule A

Services

Marketing, Brand Services, Owner Relations, and Distribution Programs

Up to 120 days use of all of the following:

Reservations. Continue current reservation operation and standards.

1.	Maintain existing reservations systems with all current booking engines and all current integrations to other systems. Release all CRS data and templates.

2.	Maintain existing reservation call operations with all current systems and integrations.

Marketing:

1.
Digital Marketing. Keep live and maintain all digital platforms including websites and content management systems. Maintain current SEO, SEM and any distribution agreements while maintaining the same performance standards as customary to Boomerang. Provide to RLHC all digital placement and campaign materials including creative, flight plans and insertion orders. Release to RLHC all digital assets including creative, licenses and rights-to-use agreements and performance analytics.

2.
Direct Marketing. Keep live and maintain all direct marketing campaigns as well as CRM, loyalty, email service providers and marketing automation systems. Release to RLHC all creative assets, templates, performance reports, data and existing databases.

3.	Loyalty and guest recognition programs. Maintain and keep current all guest recognition and consumer loyalty programs. Provide access to loyalty d-base and any loyalty program details

4.
Traditional marketing. Transition all current and recent creative, logos & trademarks, photography and promotional materials including marketing premiums, event marketing assets, and other printed items or advertising materials.

Distribution:

1.	Maintain and provide detail regarding all rate programs, packages and promotions.

2.	Maintain and keep current all RFP publishing, negotiated rates and loaded rate programs. Provide performance and contact details as well as contracts.

3.
Maintain and keep current all channel agreements and existing systems that provide access to OTAs and other distribution channels. Provide all commercial terms and contracts as well as performance reports.

4.	Maintain and keep current all RFP publishing, negotiated rates and loaded rate programs. Provide performance and contact details as well as contracts.

5.	Maintain and keep current all commission programs, travel agent programs and commission payments. Provide all related contracts and contacts.

Sales. Maintain and keep current all sales force automation programs, databases, sales contacts and booking agreements.

Guest relations. Keep current all guest relations programs and initiatives including reputation management and social monitoring programs and detailed data.

Owner relations. Provide existing notes and detail relative to owner and operator interactions.

Accounting and Financial Services

·         Billing:
Seller will:
o   Conduct standard monthly billing processes for each Franchisee (excluding Franchisees that RLHC explicitly agrees to bill on its own) for the periods of June, July, and August
o   Collect payments from the Franchisees for each monthly billing cycle and remit all amounts therein directly and immediately, via wire transfer to Buyer
·         Accounting:
Seller will:
o   Provide a monthly detail of necessary journal entry information to enable RLHC to record the following:
-  Royalty revenue
-  Program/marketing fees
-  Program fee expense (If any)
-  Reservation expense
-  Any other items as necessary to conform to GAAP

Exhibit E
BILL OF SALE
This Bill of Sale (this “Bill of Sale”) is made as of ________, 2015, by GuestHouse International, L.L.C., a South Dakota limited liability company (“Seller”) in favor of Red Lion Hotels Corporation, a Washington corporation (“Buyer”).
WHEREAS, pursuant to that certain Asset Purchase Agreement between Buyer, Seller and Brendan Watters dated ________, 2015 (the “Purchase Agreement”), the Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from the Seller, for the consideration and upon the terms and subject to the conditions set forth in the Purchase Agreement, substantially all of the assets of the Seller, defined as the “Purchased Assets” in the Purchase Agreement. Capitalized terms which are not defined in this Bill of Sale have the meaning defined in the Purchase Agreement;
WHEREAS, the Purchase Agreement provides that the Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Seller, all right, title and interest of the Seller in and to the Purchased Assets;
WHEREAS, the execution and delivery of this Bill of Sale is required by the Purchase Agreement;
WHEREAS, contemporaneously herewith, the Seller and Buyer are entering into an Assignment and Assumption Agreement and an Intellectual Property Assignment of even date herewith (the “Other Assignments”).
NOW, THEREFORE, for good and valuable consideration paid or payable to the Seller by Buyer pursuant to the Purchase Agreement and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Bill of Sale hereby agree as follows:
1.    Sale of Purchased Assets. Effective as of the Closing, on the terms and subject to the conditions of the Purchase Agreement, the Seller hereby sells, transfers, conveys assigns and delivers to Buyer, and Buyer hereby accepts from the Seller, full legal and beneficial interest in the Purchased Assets, excluding the assets transferred to the Buyer under the terms of the Other Assignments, free and clear of any liens or security interest other than Permitted Encumbrances.
2.    Purchase Agreement. Notwithstanding any other provision of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, merge with, modify, replace, amend change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Purchase Agreement nor shall this Bill of Sale reduce, expand or enlarge any remedies under the Purchase Agreement. This Bill of Sale is intended only to evidence the sale, conveyance, transfer, assignment and delivery to Purchaser of the Purchased Assets other than the assets transferred under the Other Assignments pursuant to the Purchase Agreement, and shall be governed entirely in accordance with the terms and conditions of the

Purchase Agreement. The terms of the Purchase Agreement are incorporated herein by this reference. In the event of a conflict or an inconsistency between this Bill of Sale and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.
3.    Entire Understanding; Amendments. This Bill of Sale, the Purchase Agreement the Other Assignments and the other documents contemplated by the Purchase Agreement, together with the exhibits and schedules thereto, constitute the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, that may have related in any way to the subject matter hereof. Nothing in this Bill of Sale shall be construed as creating any third party beneficiary rights in any Person. This Bill of Sale shall not be amended or modified except in a written document signed by both parties.
4.    Governing Law. This Bill of Sale (and any claim or controversy arising out of or relating to this Bill of Sale) shall be governed by and construed in accordance with the domestic Laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Washington.
5.    Section Headings; References. Section headings in this Bill of Sale are for convenience of reference only, and shall neither constitute a part of this Bill of Sale nor affect its interpretation. All words in this Bill of Sale shall be construed to be of such number and gender as the context requires or permits.
6.    Severability. If any term or other provision of this Bill of Sale is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Bill of Sale shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Bill of Sale is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Bill of Sale so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Bill of Sale are fulfilled to the greatest extent possible.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Seller has executed this Bill of Sale on the date first written above.
SELLER:
GuestHouse International, L.L.C.

By:
Its:

Exhibit F
ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Assignment”) is made as of April________, 2015 (the “Effective Date”), by and between GuestHouse International, L.L.C. (“Seller”) and Red Lion Hotels Corporation (“Buyer”).
WHEREAS, pursuant to that certain Asset Purchase Agreement between Seller and Buyer dated ________, 2015 (the “Purchase Agreement”), the Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from the Seller, for the consideration and upon the terms and subject to the conditions set forth in the Purchase Agreement, substantially all of the assets of the Seller, which are defined as the “Purchased Assets” in the Purchase Agreement;
WHEREAS, the Purchased Assets include: the Assigned Franchise Agreements, all of Seller’s franchise, marketing and license agreements, and the Assigned Contracts (“Collectively, the “Assigned Agreements”).
WHEREAS, the execution and delivery of this Assignment is required by the Purchase Agreement;
WHEREAS, contemporaneously herewith, the Seller and Buyer are entering into a Bill of Sale and an Intellectual Property Assignment of even date herewith;
NOW, THEREFORE, for good and valuable consideration paid or payable to the Seller by Buyer pursuant to the Purchase Agreement and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Buyer hereby agree as follows:
1.    Definitions. Each capitalized term used but not defined in this Assignment shall have the meaning ascribed to it in the Purchase Agreement.
2.    Assignment and Assumption. As of the Effective Date, the Seller hereby, sells, transfers, conveys, assigns and delivers to Buyer, all of its rights, title and interest in and to the Assigned Agreements. As of the Effective Date, the Buyer hereby assumes all of the obligations of the Seller that first arise under the Assigned Agreements on or after the Effective Date.
4.    Further Assurances. In furtherance of the foregoing, from time to time after the date hereof, the parties hereto agree to do such things and promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Assignment.
5.     Purchase Agreement. Notwithstanding any other provision of this Assignment to the contrary, nothing contained in this Assignment shall in any way supersede, merge with, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Purchase Agreement nor shall this Assignment reduce, expand or enlarge any remedies under the Purchase Agreement. This Assignment is intended only to evidence the assignment and assumption from the Seller to Buyer of the Assigned Agreements as of the Effective Date pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement. The terms of the Purchase Agreement are incorporated herein by this reference. In the event of a conflict or an inconsistency between this Assignment and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.
6.    Counterparts. This Assignment may be executed and delivered in two or more counterparts via facsimile transmission or via email with scan or email attachment. Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.
7.    Successors and Assigns. This Assignment shall bind and inure to the benefit of the respective parties and their successors and assigns. This Assignment is for the sole benefit of the parties hereto and their successors and assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors or assigns, any legal or equitable rights hereunder.
8.     Entire Understanding: Amendments. This Assignment, the Purchase Agreement and the other documents contemplated by the Purchase Agreement, together with the exhibits and schedules thereto, constitute the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior oral and written communications and agreements with respect to the subject matter hereof. This Assignment shall not be amended or modified except in a written document signed by all parties.
9.    Governing Law; Jurisdiction. This Assignment (and any claim or controversy arising out of or relating to this Assignment) shall be governed by and construed in accordance with the domestic Laws of the State of Washington without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Washington.
10.    Section Headings; References. Section headings in this Assignment are for convenience of reference only, and shall neither constitute a part of this Assignment nor affect its interpretation. All words in this Assignment shall be construed to be of such number and gender as the context requires or permits.
11.    Severability. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Assignment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Assignment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Assignment are fulfilled to the greatest extent possible.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first written above.
SELLER:

GuestHouse International, L.L.C.

By:
Its:

BUYER: Red Lion Hotels Corporation
By: _____________________________________
Its: _____________________________________

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

SCHEDULE 1
ASSIGNED FRANCHISE AGREEMENTS

SCHEDULE 2
ASSIGNED CONTRACTS

Exhibit G
INTELLECTUAL PROPERTY ASSIGNMENT
This Intellectual Property Assignment ("IP Assignment"), is made as of April_____, 2015, by GuestHouse International, L.L.C. (the “Seller”), in favor of Red Lion Hotels Corporation, a Washington corporation (the “Buyer”).
WHEREAS, pursuant to that certain Asset Purchase Agreement between Seller and Buyer dated ________, 2015 (the “Purchase Agreement”), the Seller has agreed to sell to Buyer, and the Buyer has agreed to purchase from the Seller, for the consideration and upon the terms and subject to the conditions set forth in the Purchase Agreement, substantially all of the assets of the Seller, which are defined as the “Purchased Assets” in the Purchase Agreement;
WHEREAS, the Purchase Assets include the Intellectual Property Registrations and Intellectual Property Assets, and the Intellectual Property Agreements (the “IP Assets”);
WHEREAS, under the terms of the Purchase Agreement, Seller has agreed to execute and deliver this IP Assignment, and to authorize Buyer to record it with governmental authorities including, but not limited to, the US Patent and Trademark Office and the US Copyright Office; and
WHEREAS, capitalized terms that are not defined in this IP Assignment shall have the meaning defined in the Purchase Agreement

NOW THEREFORE, the parties agree as follows:
Article XII
1.Assignment. In consideration for the execution of the Agreement, the payment of the consideration stipulated in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby accepts, all of Seller’s rights, titles and interests in, to and under the IP Assets, and assumes the obligations of Seller first arising on or after the Closing Date with respect to the IP Assets, including:
(a)All registered and unregistered rights of Seller in and to the trade names “GuestHouse International,” “Settle Inn”, “Settle Inn & Suites” and “Boomerang”;
(b)the trademark registrations and applications set forth in Schedule 1 hereto, together with the goodwill connected with the use of and symbolized thereby and all issuances, extensions and renewals thereof;

(c)all rights of any kind whatsoever of Seller accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;
(d)any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and
(e)any and all claims and causes of action, with respect to any of the foregoing, whether accruing on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
2.Recordation and Further Actions. Sellers authorize the Commissioner for Trademarks and any other governmental officials to record and register this IP Assignment upon request by Buyer. Sellers shall take such steps and actions following the date hereof, including the execution of any documents, files, registrations, or other similar items, to ensure that the IP Assets are properly assigned to Buyer, or any assignee or successor thereto.
3.Terms of the Asset Purchase Agreement. The terms of the Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the IP Assets are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.
4.Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.
5.Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.Governing Law. This IP Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Washington, without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).
[Signature Page Follows]

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IN WITNESS WHEREOF, Sellers have duly executed and delivered, and Buyer has agreed to and accepted, this IP Assignment as of the date first above written.

Seller: GuestHouse International, L.L.C.	BUYER: Red Lion Hotels Corporation
By: Name: Title:	By: Name: Title:

SIGNATURE PAGE TO IP ASSIGNMENT

SCHEDULE 1
ASSIGNED TRADEMARKS REGISTRATIONS AND TRADEMARK APPLICATIONS
Registered Trademarks (United States)

Mark	Reg. No.	Reg. Date	Register and International Class
	1,952,433	January 30, 1996	Principal, 42
GUESTHOUSE INTERNATIONAL (standard character mark)	2,871,046	August 10, 2004	Principal; 35, 43
SETTLE INN (standard character mark)	3,070,813	March 21, 2006	Principal, 43
SETTLE INN & SUITES (standard character mark)	3,073,657	March 28, 2006	Principal, 43
REST REWARDS (standard character mark)	3,360,803	Dec. 25, 2007	Principal, 43
	3,360,814	Dec. 25, 2007	Principal, 43
	3,360,817	Dec. 25, 2007	Principal, 43
	3,947,053	April 19, 2011	Principal; 43
	4,032,395	September 27, 2011	Principal; 43
FRANCHISE REVOLUTION (standard character mark)	4,480,174	February 11, 2014	Principal, 35

Registered Trademark (China)

Trademark	Reg. No.	International Class	Reg. Date
	3,577,410	42	June 28, 2005
	3,577,411	35, 42	June 28, 2005
	3,577,412	43	June 28, 2005
	3,577,435	42	June 28, 2005

DISCLOSURE SCHEDULESX
to that certain
ASSET PURCHASE AGREEMENT
between
GUESTHOUSE INTERNATIONAL, L.L.C.,
BRENDAN WATTERS
and
RED LION HOTELS CORPORATION
dated as of
April 23, 2015

The following disclosure schedules (the “Schedules”) are being delivered by Guesthouse International, L.L.C. (“Seller”) pursuant to the Asset Purchase Agreement (“the Agreement”) dated as of April 23, 2015, by and among Seller, Red Lion Hotels Corporation (“Buyer”) and Brendan Watters. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.
The disclosures contained in the Schedules should not be deemed an admission that all or any of the matters set forth in the Schedules call for disclosure, as the Schedules may also include, for the information of Buyer, matters that relate in some way to the subject matter addressed in the representations and warranties contained in the Agreement. Any matter disclosed herein by Seller with regard to any section of the Agreement shall be deemed a disclosure of such matter for purposes of all other sections of the Agreement to which such disclosure may apply, to the extent the applicability of such disclosure is reasonably apparent on its face.

Section 2.01(d)
Assigned Contracts

1.	STR Star Program Renewal Contract, dated December 2014, by and between Boomerang Hotels and STR, Inc.

2.	Reference is made to the Schedule of Assigned Franchise Agreements as described in Section 2.07.

Section 2.02(h)
Excluded Assets

1.	Prepaid Insurance

2.	All personal property, inventory, equipment and contracts related to the operation of Seller’s business offices in Hendersonville, Tennessee and Aberdeen, South Dakota.

3.	Business Class Service Order Agreement, dated April 5, 2010, by ad between Guesthouse International, LLC and Comcast Cable Communications Management, LLC.

4.	Lease, dated December 23, 2013, by and between Bluegrass Commons Office Park, LLC and Guesthouse International, LLC.

5.	Net Lease for Part of Building, dated May 30, 2012, by and between MVP Enterprises LLC and Settle Inn LLC.

6.	Equipment Maintenance Agreement, dated May 13, 2012, by and between Marco, Inc. and Settle Inn.

7.	Telecommunications Services Agreement, dated September 10. 2012, by and between Midcontinent Communications and Guesthouse International, LLC.

8.	Purchase Agreement and SMP/Maintenance Agreement, dated August 2, 2012, by and between RJ Young Company and GuestHouse International, LLC.

9.	Reservation Services Agreement, dated December 1, 2006, by and between InnLink, LLC and GuestHouse International, L.L.C., as amended from time to time.

10.	Reservation Services Agreement, dated December 1, 2006, by and between InnLink, LLC and Settle Inn, L.L.C., as amended from time to time.

11.	Proposal, dated November 19, 2009, by and between Hospitality eBusiness Strategies and Boomerang Hotels.

12.	Proposal, dated October 12, 2012, by and between HeBS Digital and Boomerang Hotels.

13.	Corporate Partner Program Services Agreement, dated November 15, 2012, by and between EAN Services, LLC and GuestHouse International, LLC.

14.	Service and General License Agreement, dated January 25, 2010, by and between ZDirect and Boomerang Hotels.

Section 2.03(b)
Assumed Liabilities
None.

Section 2.07
Assigned Franchise Agreements
See attached Schedule of Assigned Franchise Agreements.

Section 4.01
Organization and Qualification of Seller

1.	South Dakota

2.	Tennessee

Section 4.03
No Conflicts; Consents
None.

Section 4.07
Material Contracts
(a)

1.	Reference is hereby made to Section 2.01(d).

2.	Reference is hereby made to Section 2.02(h).

3.	Reference is hereby made to Section 2.07.
(c)
None.

Section 4.11
Intellectual Property
(a)
Registered Trademarks (United States)

Mark	Reg. No.	Reg. Date	Register and International Class
	1,952,433	January 30, 1996	Principal, 42
GUESTHOUSE INTERNATIONAL (standard character mark)	2,871,046	August 10, 2004	Principal; 35, 43
SETTLE INN (standard character mark)	3,070,813	March 21, 2006	Principal, 43
SETTLE INN & SUITES (standard character mark)	3,073,657	March 28, 2006	Principal, 43
REST REWARDS (standard character mark)	3,360,803	Dec. 25, 2007	Principal, 43
	3,360,814	Dec. 25, 2007	Principal, 43
	3,360,817	Dec. 25, 2007	Principal, 43
	3,947,053	April 19, 2011	Principal; 43
	4,032,395	September 27, 2011	Principal; 43
FRANCHISE REVOLUTION (standard character mark)	4,480,174	February 11, 2014	Principal, 35

Registered Trademark (China)

Trademark	Reg. No.	International Class	Reg. Date
	3,577,410	42	June 28, 2005
	3,577,411	35, 42	June 28, 2005
	3,577,412	43	June 28, 2005
	3,577,435	42	June 28, 2005

(b)

None.
(c)
None.
(g)

1.
The hotel located at 3050 Green Mountain Drive, Branson, Missouri 65616 was previously operated as a Settle Inn pursuant to that certain Service Mark License Agreement (the "Branson Agreement") dated as of March 26, 1998 between David D. Graf (the founder of the Seller’s predecessor, Settle Inn, L.L.C.) and Branson Lodging Builders, Inc. Under the Branson Agreement, Branson Lodging Builders, Inc. was granted an exclusive area within a radius of twenty (20) miles from its Branson, Missouri property in which the Seller cannot use or allow anyone else to use the "Settle Inn" trademark. By its terms, the Branson Agreement remains in effect until that property is no longer owned by Branson Lodging Builders, Inc. It is the Seller’s position, however, that all rights of the licensee under the Branson Agreement have been abandoned since that property began operating as The Stone Castle Hotel & Conference Center in 2009.

2.
Pursuant to that certain Settlement Agreement (the "Green Bay Agreement") dated April 8, 2009, between the Seller’s predecessor, Settle Inn, L.L.C., and Airport Settle Inn, Inc., Airport Settle Inn, Inc. was allowed to continue the operation of its hotel at 2620 Packerland Drive, Green Bay, Wisconsin 54313 using the "Settle Inn" and "Settle Inn & Suites" trademarks and the Seller (as successor to Settle Inn, L.L.C.) agreed to refrain from using or granting anyone else the right to use these trademarks within a certain protected area described generally as the area within a radius of six (6) miles from such property, but with the protected area extended on the north to Green Bay and on the east to one-half (1/2) mile east of Interstate 43 and with the protected area reduced to a five (5) mile radius in the southwestern quadrant of the protected area. The Green Bay Agreement has no termination date and remains in effect in perpetuity.

3.
A former franchisee of the hotel located at 701 East Heron Street, Aberdeen, Washington was previously granted a license to use Seller’s Intellectual Property pursuant to that certain License Agreement, dated as of February 16, 2006, between GuestHouse International Franchise Systems, Inc. and GuestHouse Aberdeen, Inc. ("GH Aberdeen"), as amended by First Amendment to License Agreement, dated June 29, 2010, but effective as of June 14, 2011, between GuestHouse International, L.L.C. (successor to GuestHouse International Franchise Systems, Inc.) and GH Aberdeen (collectively, the "GH Aberdeen Agreement"). The GH Aberdeen Agreement terminated on March 12, 2015. Seller has demanded that the former franchisee comply with the termination provisions of the GH Aberdeen Agreement, which require the franchisee to cease operating under Seller’s name and to cover and remove all exterior signage displaying Seller’s names and trademarks. To the Seller’s knowledge, the former franchisee currently infringes upon the Intellectual Property rights of Seller by noncompliance with the GH Aberdeen Agreement termination provisions. Seller covenants that it will take all commercially reasonable actions required to enforce the debranding  of this property, at Seller’s expense.

Section 4.13
Accounts Receivable
See attached A/R Aging Summary.

Section 4.14
Suppliers

	Material Supplier	Amount Paid (2014 FY)	Amount Paid (2013 FY)
1.	Dacotah Bank	$51,960	$49,930
2.	Hospitality eBusiness Strategies	$37,640	$38,892.50
3.	InnLink	$118,332.30	$114,780.69
4.	Smith Travel Research	$30,950	$31,850
5.	TACS Co.	$139,907.05	$118,261.20
6.	Testarossa Marketing	$31,987.50	$29,475
7.	Wellmark Blue Cross Blue Shield	$46,875.22	$47,381.20
8.	zDirect	$25,200	$25,200

1.	In December of 2014, the Seller entered into a contract with STR, Inc. by which the Seller will pay $31,800 over the course of the 2015 fiscal year.

2.
Section 4.15
Insurance
Insurance Policies:

1.	Commercial Package Policy with the Hanover Insurance Group

2.	Workers Compensation Policy with the Hanover Insurance Group

3.	EPLI Policy with Rezatto Group

4.	D&O Coverage with Rezatto Group;

5.	Key Man Life Insurance Policy (for Brendan Watters) with Banner Life Insurance Company
Pending Claims:
The Seller does not have any pending claims under insurance policies.
Claim History:
The Seller has no claim history since December 31, 2013.

Section 4.16
Legal Proceedings; Government Orders
(a)
None.
(b)
None.

Schedule 4.17
Compliance with Laws; Permits
(a)
None.
(b)
None.

SCHEDULE OF ASSIGNED FRANCHISE AGREEMENTS

GuestHouse International
Abbeville, AL

•	Franchise Agreement, dated as of October 5, 2013, between GuestHouse International, L.L.C. and KLEEM 2012, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and KLEEM 2012, L.L.C.

•	Personal Guaranty dated October 5, 2013 executed by Milap Patel and Trishla Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated October 5, 2013 executed by KLEEM 2012, L.L.C.
Bayou La Batre, AL

•	Franchise Agreement, dated as of April 17, 2012, between GuestHouse International, L.L.C. and J.A. Hospitality, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and J.A. Hospitality, Inc.

•	Letter amendment dated August 13, 2013 executed on behalf of GuestHouse International, L.L.C.
Dothan, AL

•	License Agreement, dated as of October 2, 1996, between ShoLodge Franchise Systems, Inc. and HIRA, Inc.

•	First Amendment to License Agreement, dated as of July 2, 2002, between ShoLodge Franchise Systems, LLC and HIRA, Inc.

•	Assignment of License, dated as of March 24, 2003, between ShoLodge Franchise Systems, LLC and GuestHouse International Franchise Systems, Inc.

•	Consent to Assignment and Amendment to License Agreement, dated as of March 24, 2003, among ShoLodge Franchise Systems, LLC, HIRA, Inc. and GuestHouse International Franchise Systems, Inc.

•	Consent, dated as of April 1, 2005, executed by GuestHouse International Franchise Systems, Inc. in favor of HIRA, Inc.

•	Third Amendment to License Agreement, dated as of April 1, 2005, between GuestHouse International Franchise Systems, Inc. and HIRA, Inc.

•	Guaranty Agreement, dated as of October 2, 1996, among Rashmikant H. Shah, Mukesh M. Doshi, Subhash P. Shah, Lokesh P. Shah, P.H. Shah and Reshma Shah and ShoLodge Franchise Systems, Inc.

•	Guaranty Agreement, dated as of April 1, 2005, among Subhas P. Shah, Damiyanti P. Shah and Reshma V. Shah and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	Consent, dated as of April __, 2014, executed by GuestHouse International, L.L.C. in favor of HIRA, Inc.

•	Fourth Amendment to License Agreement, dated as of April __, 2014, between GuestHouse International, L.L.C. and HIRA, Inc.
Luverne, AL

•	Franchise Agreement, dated as of January 10, 2011, between GuestHouse International, L.L.C. and SMDM, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and SMDM, LLC.

•	Personal Guaranty, dated October 20, 2010 and October 29, 2010, executed by Subhas (Sam) Shah, Minalbeo Shah, Magnesh Kumar Patel and Dehuti Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated October 20, 2010 executed by Subhas (Sam) Shah.
Anchorage, AK

•	Franchise Agreement dated as of July 20, 2012 between GuestHouse International, L.L.C. and Plaza Inn Hotels, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Plaza Inn Hotels, Inc.

•	Personal Guaranty dated July 16, 2012 executed by Dennis J. Lavey, Sandra L. Lavey and Mitchell R. Lavey.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated July 16, 2012 executed by Mitchell R. Lavey.
Eureka Springs, AR

•	Franchise Agreement, dated as of January 28, 2013, between GuestHouse International, L.L.C. and Cam Hospitality, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Cam Hospitality, Inc.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated January 23, 2013 executed by Christine A. Mazili.
Fort Smith, AR

•	License Agreement, dated April 9, 2004, but effective as of March 15, 2004, between GuestHouse International Franchise Systems, Inc. and Zader Properties, LLC.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•
Assignment of License, Consent to Assignment of License and Amendment to License Agreement, dated as of March 18, 2008, among Zader Properties, LLC, Oklahoma City Motor Inn, LLC and GuestHouse International, L.L.C.

•	Guaranty Agreement dated as of March 18, 2008 executed by Mike Fine, Jeff Fine, Christopher Fine and Jeannette Draper.

•	Second Amendment to License Agreement, dated as of March 14, 2009, between GuestHouse International, L.L.C. and Oklahoma City Motor Inn, LLC.

•	Amendment letter dated November 27, 2012 executed on behalf of GuestHouse International, L.L.C.

•	Third Amendment to License Agreement, dated as of March 7, 2014, between GuestHouse International, L.L.C. and Oklahoma City Motor Inn, LLC.
Little Rock, AR

•	GuestHouse International License Agreement, dated February 12, 1998, between GuestHouse International LLC and Marchant and Reese Hotels LLC.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.
Norwalk, CA

•	Franchise Agreement, dated as of August 16, 2007, between GuestHouse International, L.L.C. and Kee H. Um.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Kee H. Um.

•	Amendment letters, dated October 18, 2010 and November 15, 2011, executed on behalf of GuestHouse International, L.L.C.

•	First Amendment to Franchise Agreement, dated July 18, 2012, but effective as of August 16, 2012, between GuestHouse International, L.L.C. and Kee H. Um.
Pico Rivera, CA

•	GuestHouse International Franchise Systems, Inc. Franchise Agreement, dated November 14, 2001, between GuestHouse International Franchise Systems, Inc. and Devan Investments, Inc.

•	Guaranty of Franchise Owner’s Undertakings made by Mike Patel and Sharad Patel in favor of GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated July 11, 2012, but effective as of March 1, 2012, between GuestHouse International, L.L.C. and Devan Investments, Inc.
South Gate, CA

•	License Agreement, dated May 18, 2004, but effective as of October 5, 2003, between GuestHouse International Franchise Systems, Inc. and Dhani Corporation.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated August 4, 2010, but effective as of October 4, 2008, between GuestHouse International, L.L.C. and Dhani Corporation.
Upland, CA

•	Franchise Agreement, dated as of June 1, 2007, between GuestHouse International, L.L.C. and Western Inn, Upland Co., Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Western Inn, Upland Co., Inc.

•	Personal Guaranty dated May 28, 2007 executed by Fong-Min Yang, Kathy Chen, David Lee and Chang Fang Yang.
Ellenton, FL

•	License Agreement, dated as of August 28, 1996, between ShoLodge Franchise Systems, Inc. and Allen Investments, Inc.

•	Assignment of License, dated as of June 25, 1998, among Allen Investments, Inc., Humphrey Hospitality Management, Inc. and ShoLodge Franchise Systems, Inc.

•	First Amendment to License Agreement, dated as of June 25, 1998, among Allen Investments, Inc., Humphrey Hospitality Management, Inc. and ShoLodge Franchise Systems, Inc.

•	Assignment of License, dated as of December 22, 2003, between ShoLodge Franchise Systems, LLC and GuestHouse International Franchise Systems, Inc.

•
Consent to Assignment and Amendment to License Agreement, dated as of December 22, 2003, among Sholodge Franchise Systems, LLC, Humphrey Hospitality Management, Inc. and GuestHouse International Franchise Systems, Inc.

•
Assignment of License, Consent to Assignment of License and Amendment to License Agreement, dated as of October 13, 2004, among Humphrey Hospitality Management, Inc., TRS Leasing, Inc. and GuestHouse International Franchise Systems, Inc.

•	Guaranty Agreement, dated as of August 28, 1996, among Ronald G. Allen and Patricia Anne Allen and ShoLodge Franchise Systems, Inc.

•	Shoney’s Inn Guaranty Agreement, dated as of June 25, 1998, between Humphrey Hospitality Limited Partnership and ShoLodge Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•
Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of September 19, 2011, among TRS Leasing, Inc., TRS Subsidiary, LLC and GuestHouse International, L.L.C.

•
Second Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of November 2, 2012, among TRS Subsidiary, LLC, Supertel Limited Partnership, TRS Leasing, Inc. and GuestHouse International, L.L.C.

•
Assignment and Assumption of License Agreement and Consent to Assignment of License Agreement, dated as of February 13, 2013, among Supertel Limited Partnership, TRS Leasing, Inc., Jalaram, LLC and GuestHouse International, L.L.C.

•	Amendment to License Agreement, dated as of February 13, 2013, between Jalaram, LLC and GuestHouse International, L.L.C.

•	Licensor Estoppel and Agreement, dated as of June 28, 2013, between Jalaram, LLC, GuestHouse International, L.L.C. and Central Bank.
Gainesville, GA

•	Franchise Agreement, dated as of October 20, 2010, between GuestHouse International, L.L.C. and Letop, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Letop, Inc.

•	Personal Guaranty dated October 20, 2010 executed by Jagneet (Jay) Singh.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated October 20, 2010 executed by Jagneet (Jay) Singh.
Norcross (Atlanta), GA

•	Shoney’s Inn License Agreement, dated November 6, 1986, between Shoney’s Lodging, Inc. and Gulf Coast Development, Inc.

•
Assignment and Assumption of License Agreement, dated as of December 26, 1988, between Gulf Coast Development, Inc. and Shoney’s Inn of Atlanta, N.E., along with Licensor’s Consent and Certification, dated as of December 26, 1988, made by Shoney’s Lodging, Inc.

•	Assignment of License, dated as of June 24, 2002, between ShoLodge Franchise Systems, LLC and GuestHouse International Franchise Systems, Inc.

•
Consent to Assignment and Amendment to License Agreement, dated as of June 24, 2002, among ShoLodge Franchise Systems, LLC, Shoney’s Inn of Atlanta, N.E. and GuestHouse International Franchise Systems, Inc.

•	Assignment of License, dated as of December 27, 2002, among Shoney’s Inn of Atlanta, N.E., Universal Norcross, LLC, and GuestHouse International Franchise Systems, Inc.

•	Assignment of License, dated as of April 16, 2003, among Universal Norcross, LLC, Chu Norcross, LLC, and GuestHouse International Franchise Systems, Inc.

•	Transfer Agreement, dated as of April 16, 2003, between GuestHouse International Franchise Systems, Inc. and Chu Norcross, LLC.

•	Second Amendment to License Agreement and Termination of Transfer Agreement, dated as of August 1, 2004, between GuestHouse International Franchise Systems, Inc. and Chu Norcross, LLC.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	Amendment of Continuation of License Agreement, dated April 9, 2012, but effective as of April 1, 2012, between GuestHouse International, L.L.C. and Miluta, Inc.
Coeur d’Alene, ID

•
License Agreement, dated as of May 11, 2004, between GuestHouse International Franchise Systems, Inc. and RMH3, LLC, and letter, dated May 11, 2004, from GuestHouse International Franchise Systems, Inc. to Steve Rice.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated May 6, 2010, but effective as of June 20, 2011, between GuestHouse International, L.L.C. and RMH3, LLC.
Idaho Falls, ID

•
License Agreement, dated as of May 11, 2004, between GuestHouse International Franchise Systems, Inc. and Rocky Mountain Hospitality, L.L.C., and letter, dated May 11, 2004, from GuestHouse International Franchise Systems, Inc. to Steve Rice.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated May 6, 2010, but effective as of June 20, 2011, between GuestHouse International, L.L.C. and Rocky Mountain Hospitality, L.L.C.
Kellogg, ID

•	Franchise Agreement, dated as of May 10, 2010, between GuestHouse International, L.L.C. and RMH2, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and RMH2, L.L.C.

•	First Amendment to License Agreement, dated May 16, 2010, but effective as of June 1, 2011, between GuestHouse International, L.L.C. and RMH2, L.L.C.

•	Personal Guaranty dated May 7, 2010 executed by Steven L. Rice and Cinthia Rice.
Lewiston, ID

•
License Agreement, dated as of May 11, 2004, between GuestHouse International Franchise Systems, Inc. and Rocky Mountain Hospitality, LLC, and letter, dated May 11, 2004, from GuestHouse International Franchise Systems, Inc. to Steve Rice.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated May 6, 2010 but effective June 20, 2011, between GuestHouse International, L.L.C. and RMH5, L.L.C.
St. Anthony, ID

•	Franchise Agreement, dated as of March 11, 2010, between GuestHouse International, L.L.C. and Henry’s Fork Inn Two Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Henry’s Fork Inn Two Inc.
Sandpoint, ID

•	Franchise Agreement, dated as of March 1, 2011, between GuestHouse International, L.L.C. and RMH6, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and RMH6, L.L.C.

•	Personal Guaranty dated February 25, 2011 executed by Steve Rice and Cinthia Rice.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated February 25, 2011 executed by RMH6, LLC.
Salem IL

•	Franchise Agreement, dated as of November 2, 2009, between GuestHouse International, L.L.C. and DDD, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and DDD, L.L.C.

•	Addendum to Franchise Agreement for the State of Illinois between GuestHouse International, L.L.C. and DDD, L.L.C.

•	Second Addendum to Franchise Agreement, dated as of February 8, 2010, between GuestHouse International, L.L.C. and DDD, L.L.C.

•	Personal Guaranty dated November 20, 2007 executed by Doug Shull, Dennis Shull and Daniel D. Onstot.
Markle, IN

•	Franchise Agreement, dated as of October 5, 2011, between GuestHouse International, L.L.C. and Hariohm Mota, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Hariohm Mota, L.L.C.

•	Addendum to Franchise Agreement for the State of Indiana between GuestHouse International, L.L.C. and Hariohm Mota, L.L.C.

•	Personal Guaranty dated September 29, 2011 executed by Harish C. Patel, Arvind N. Patel, Yogesh Patel and Kevin Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated September 29, 2011 executed by Harish C. Patel.

•	Amendment letters, dated June 28, 2012, October 8, 2013, September 16, 2014, March 2, 2015, executed on behalf of GuestHouse International, L.L.C.
Emporia, KS

•	License Agreement, dated as of July 7, 2007, between GuestHouse International, L.L.C. and Emporia Investments, LLC.

•	Addendum to License Agreement between GuestHouse International, L.L.C. and Emporia Investments, LLC.

•	Consent Agreement dated as of October 23, 2007 among GuestHouse International, L.L.C., Emporia Investments, LLC and PMC Commercial Trust.

•	Personal Guaranty, dated June 25, 2007 and June 28, 2007, executed by Priva Dias and Kularatna Aturngivige.

Grayson, KY

•	Franchise Agreement, dated as of October 20, 2009, between GuestHouse International, L.L.C. and GHR-95-1, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and GHR-95-1, LLC.

•	Personal Guaranty dated October 19, 2009 executed by Jackie Ruth.
Lexington, KY

•	Franchise Agreement, dated as of April 4, 2014, between GuestHouse International, L.L.C. and Om Shivam #1, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Om Shivam #1, LLC.

•	Personal Guaranty dated April 3, 2014 executed by Meena Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated April 3, 2014 executed by Meena Patel.

Rochester, MN

•	Franchise Agreement, dated as of August 30, 2007, between GuestHouse International, L.L.C. and Sweet Property, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Sweet Property, LLC.

•	Addendum to Franchise Agreement for the State of Minnesota between GuestHouse International, L.L.C. and Sweet Property, LLC.

•	Personal Guaranty, dated August 16, 2007 and August 27, 2007, executed by Dean Mantel and John Klinkhammer.

•	First Amendment to Franchise Agreement, dated as of September 22, 2008, between GuestHouse International, L.L.C. and Sweet Property, LLC.
Sauk Centre, MN

•	Franchise Agreement, dated as of March 3, 2010, between GuestHouse International, L.L.C. and Schilling Management Group, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Schilling Management Group, L.L.C.

•	Addendum to Franchise Agreement for the State of Minnesota between GuestHouse International, L.L.C. and Schilling Management Group, L.L.C.

•	Addendum to Franchise Agreement for the State of North Dakota between GuestHouse International, L.L.C. and Schilling Management Group, L.L.C.

•	Personal Guaranty dated March 1, 2010 executed by Evelyn Schilling and James D. Schilling.
Cameron, MO

•	Franchise Agreement, dated as of December 20, 2013, between GuestHouse International, L.L.C. and SANDIP, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and SANDIP, L.L.C.

•	Personal Guaranty executed by Raman B. Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated December 17, 2013 executed by Raman B. Patel.
Osage Beach, MO

•	Franchise Agreement, dated as of March 31, 2011, between GuestHouse International, L.L.C. and RMS Property Management, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and RMS Property Management, LLC.

•	Personal Guaranty dated March 28, 2011 executed by Rick Shadel and Mary Jo Shadel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated March 28, 2011 executed by Rick Shadel and Mary Jo Shadel.

St. Joseph, MO

•	Franchise Agreement, dated as of November 26, 2014, between GuestHouse International, L.L.C. and Asha Hospitality, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Asha Hospitality, Inc.

•	Personal Guaranty dated October 20, 2014 executed by Manish Patel and Nimisha Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated October 2, 2014 executed by Manish Patel.
Dillon, MT

•	License Agreement, dated as of September 8, 2005, between GuestHouse International Franchise Systems, Inc. and Dillon GuestHouse, Inc.

•	Guaranty Agreement, dated as of September 8, 2005, among Brian H. Parker and Susan A. Parker and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated January 24, 2011, but effective as of September 7, 2010, between GuestHouse International, L.L.C. and Dillon GuestHouse, Inc.
Kalispell, MT

•	Franchise Agreement, dated as of August 2, 2013, between GuestHouse International, L.L.C. and RMH9, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and RMH9, L.L.C.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated July 30, 2013 executed by Steve Rice.
Miles City, MT

•	Franchise Agreement, dated as of July 20, 2007, between GuestHouse International, L.L.C. and Ki Am Hong and Teresa H. Hong.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Ki Am Hong and Teresa H. Hong.
Missoula, MT

•	Franchise Agreement, dated as of May 11, 2011, between GuestHouse International, L.L.C. and RMH8 LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and RMH8 LLC.

•	Personal Guaranty dated May 4, 2011executed by Steve Rice and Cinthia Rice.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated May 4, 2011 executed by Steve Rice.

Albuquerque, NM

•	Franchise Agreement, dated as of May 16, 2007, between GuestHouse International, L.L.C. and DSV Hospitality, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and DSV Hospitality, Inc.

•	Personal Guaranty dated May 11, 2007 executed by Vinay Patel.
Albuquerque, NM

•	Franchise Agreement, dated as of February 3, 2015, between GuestHouse International, L.L.C. and WR Management Co. of NM.

•	Addendum to Franchise Agreement, dated February 3, 2015, between GuestHouse International, L.L.C. and WR Management Co. of NM.

•	Personal Guaranty dated January 29, 2015 executed by Sang I. Chae.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated January 29, 2015 executed by Sang I. Chae.
Asheville, NC

•	Franchise Agreement, dated as of March 10, 2009, between GuestHouse International, L.L.C. and Yotel, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Yotel, LLC.

•	Personal Guaranty dated March 6, 2009 executed by Ushakant V. Patel, Pratima Patel, Bharti R. Patel and Gauri S. Patel.
McMinnville, OR

•	Franchise Agreement, dated as of September 20, 2012, between GuestHouse International, L.L.C. and Vineyard, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Vineyard, Inc.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Vineyard, Inc.

•	Personal Guaranty dated September 20, 2012 executed by Young S. Lee.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated September 20, 2012 executed by Vineyard, Inc.

•	Letter amendment, dated October 8, 2014, signed on behalf of GuestHouse International, L.L.C.
Portland, OR

•	Franchise Agreement, dated as of May 31, 2011, between GuestHouse International, L.L.C. and Krishna Investments, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Krishna Investments, LLC.

•	Personal Guaranty dated May 18, 2011, executed by Pravin Kumar and Jagruti Kumar.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated May 18, 2011 executed by Pravin Kumar.

Seaside, OR

•	Franchise Agreement, dated as of June 18, 2012, between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated June 12, 2012 executed by Glenn Trikle.

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Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of February 20, 2015, between Heritage Hotels, L.L.C., ACT Enterprises, LP and GuestHouse International, L.L.C.

Springfield (Eugene), OR

•	Franchise Agreement, dated as of August 20, 2014, between GuestHouse International, L.L.C. and Ali’s Hospitality, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Ali’s Hospitality, LLC.

•	Personal Guaranty dated August 20, 2014 executed by Weishan Jin and Jie Liu.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated August 20, 2014 executed by Weishan Jin.
Sutherlin, OR

•	Franchise Agreement, dated as of June 18, 2012, between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated June 12, 2012 executed by Glenn Trikle.

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Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of September 30, 2014, between Heritage Hotels, L.L.C., Sutherlin Lodging, LLC and GuestHouse International, LLC.

Wilsonville, OR

•	Franchise Agreement, dated as of March 25, 2011, between GuestHouse International, L.L.C. and Kyung H. Han.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Kyung H. Han.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Kyung H. Han.

•	Personal Guaranty dated March 23, 2011 executed by Kyung H. Han.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated March 23, 2011 executed by Kyung H. Han.
Sioux Falls, SD

•	Franchise Agreement, dated as of January 14, 2010, between GuestHouse International, L.L.C. and BCGS Hospitality L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and BCGS Hospitality L.L.C.

•	Personal Guaranty, dated January 11, 2010, January 12, 2010 and January 14, 2010, executed by Kevin Brown, Kurt W. Smith and Dan Cressman.
Chattanooga, TN

•	Property License Agreement and Cooperative Membership Agreement, dated March 1, 1995, between GuestHouse Association of America, Inc. and Pravin Patel and Ashok Patel.

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Revised Exhibit A Schedule of Fees and Charges and Other Provisions, revised and amended March 18, 1997, effective April 12, 1997, between GuestHouse Association of America, Inc. and Pravin Patel and Ashok Patel.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	Amendment of Renewal to License Agreement, dated as of December 16, 2013, between GuestHouse International, L.L.C. and Pravin Patel and Ashok Patel.
Clarksville, TN

•	Shoney’s Inn License Agreement, dated as of December 2, 1994, between ShoLodge Franchise Systems, Inc. and Raman N. Patel.

•	Assignment of License, dated as of September 13, 2004, between ShoLodge Franchise Systems, LLC and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.
Gallatin, TN

•	Franchise Agreement, dated as of December 7, 2012, between GuestHouse International, L.L.C. and Saadguru Krupa, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Saadguru Krupa, Inc.

•	Personal Guaranty dated December 7, 2012 executed by Aahish Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated December 7, 2012 executed by Aahish Patel.
Nashville (1909 Hayes Street), TN

•	License Agreement, dated July 22, 2004, but effective as of February 8, 2004, between GuestHouse International Franchise Systems, Inc. and MedCenter Inn I, LLC.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	Amendment of Continuation to License Agreement, dated as of February 13, 2015, between GuestHouse International, LLC and MedCenter Inn I, LLC.

Nashville (Music Valley), TN

•	Franchise Agreement, dated as of August 26, 2011, between GuestHouse International, L.L.C. and Fourth and Church, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Fourth and Church, L.L.C.

•	Personal Guaranty dated August 26, 2011 executed by Sanjay Patel.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated August 26, 2011 executed by Sanjay Patel.
Pigeon Forge, TN

•	Franchise Agreement, dated as of September 9, 2009, between GuestHouse International, L.L.C. and Ashvin K. Shah.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Ashvin K. Shah.

•	Amendment letter dated June 19, 2012.
El Paso, TX

•	License Agreement, dated as of November 28, 2005, between GuestHouse International Franchise Systems, Inc. and Flight Deck Partners EP L.P.

•	Guaranty Agreement, dated as of November 28, 2005, among Richard Cane and Frank James and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated October 9, 2012, but effective as of February 1, 2013, between GuestHouse International, L.L.C. and Flight Deck Partners EP L.P.
El Paso (West), TX

•	Franchise Agreement, dated as of February 12, 2014, between GuestHouse International, L.L.C. and Microwest Partners, L.P.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Microwest Partners, L.P.

•	Personal Guaranty, dated December 27, 2013, December 30, 2013 and January 3, 2014, executed by Richard Cane, Tanny Berg and Frank James.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated December 27, 2013 executed by Richard Cane.

•	Assignment of License, Assumption of License and Consent to Assignment of License Agreement between El Paso West Joint Venture One, LLC and GuestHouse International, L.L.C.
Aberdeen, WA

•	Franchise Agreement, dated as of November 26, 2014, between GuestHouse International, L.L.C. and Pacific Kims Group, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Pacific Kims Group, Inc.

•	Addendum to Franchise Agreement for the State of Washington dated November 26, 2014 between GuestHouse International, L.L.C. and Pacific Kims Group, Inc.

•	Personal Guaranty dated November 10, 2014 executed by Sung Kwen Kim and Sung Sil Kim.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated November 10, 2014 executed by Sung Kwen Kim.
Auburn, WA

•	Franchise Agreement, dated as of March 12, 2008, between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Personal Guaranty dated March 10, 2008 executed by Greg A. Hemstreet.

•	First Amendment to License Agreement, dated February 20, 2014, but effective as of February 1, 2014, between GuestHouse International, L.L.C. and Hemstreet Development Corp.
Bellingham, WA

•	Franchise Agreement, dated as of March 12, 2008, between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	First Amendment to License Agreement, dated February 20, 2014, but effective as of February 1, 2014, between GuestHouse International, L.L.C. and Hemstreet Development Corp.

•	Personal Guaranty executed by Greg A. Hemstreet.
Dupont, WA

•	GuestHouse International Franchise Systems, Inc. Franchise Agreement, dated December 17, 1999, between GuestHouse International Franchise Systems, Inc. and GuestHouse Dupont LLC.

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Assignment of Franchise, Consent to Assignment of Franchise and Amendment to Franchise Agreement, dated as of July 12, 2004, among GuestHouse Dupont LLC, Seo & Shim, L.P. and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated September 30, 2010, but effective as of October 1, 2010, between GuestHouse International, L.L.C. and Seo & Shim, L.P.

Elma, WA

•	Franchise Agreement, dated as of June 18, 2012, between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Heritage Hotels, L.L.C.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated June 12, 2012 executed by Glenn Trikle.

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Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of March 20, 2014, among Heritage Hotels, L.L.C., SM Heritage, Incorporated and GuestHouse International, L.L.C.

Enumclaw, WA

•	Franchise Agreement, dated as of October 28, 2014, between GuestHouse International, L.L.C. and Bassi Enterprises, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Bassi Enterprises, Inc.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Bassi Enterprises, Inc.

•	Personal Guaranty dated October 27, 2014 executed by Gurdev Bassi and Kulvir Bassi.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated October 27, 2014 executed by Gurdev Bassi.
Fife, WA

•	Franchise Agreement, dated as of September 3, 2014, between GuestHouse International, L.L.C. and PAR & LEE, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and PAR & LEE, LLC.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and PAR & LEE, LLC.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated August 27, 2014 executed by Naveen Parmar.

•	Personal Guaranty dated August 27, 2014 executed by Naveen Parmar, Young Lee and Meena Parmar.
Kelso, WA

•	License Agreement, dated as of July 13, 2006, between GuestHouse International Franchise Systems, Inc. and Dae Woo Lee and Young S. Lee.

•	Addendum to License Agreement-Washington between GuestHouse International Franchise Systems, Inc. and Dae Woo Lee and Young S. Lee.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

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Assignment of License, Consent to Assignment of License and Amendment to License Agreement, dated as of June 1, 2007, among Dae Woo Lee and Young S. Lee, Bomi Investment, Inc. and GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated April 26, 2011 but effective June 1, 2011, between GuestHouse International, L.L.C. and Bomi Investment, Inc.

•	Guaranty Agreement, dated as of June 1, 2007, among Mary K. Kim and Jin Wook Kim and GuestHouse International, L.L.C.
Kennewick, WA

•	License Agreement, dated as of October 28, 2004, between GuestHouse International Franchise Systems, Inc. and Clearwater Inn, Inc.

•	Addendum to License Agreement-Washington between Guesthouse International Franchise Systems, Inc. and Clearwater Inn, Inc.

•	Guaranty Agreement, dated as of October 28, 2004, between Joo Baik Kim and GuestHouse International Franchise Systems, Inc.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated September 3, 2009, but effective as of October 29, 2009, between GuestHouse International, L.L.C. and Clearwater Inn, Inc.
Monroe, WA

•	License Agreement, dated as of June 30, 2006, between GuestHouse International Franchise Systems, Inc. and Jeangsik Shin and Myungsook Shin.

•	Addendum to License Agreement-Washington between GuestHouse International Franchise Systems, Inc. and Jeangsik Shin and Myungsook Shin.

•	Blanket Assignment and Assumption of License Agreements dated December 1, 2006 from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.

•	First Amendment to License Agreement, dated June 2, 2011, but effective as of August 1, 2011, between GuestHouse International, L.L.C. and Jeangsik Shin and Myungsook Shin.
Montesano, WA

•	Franchise Agreement, dated as of August 11, 2014, between GuestHouse International, L.L.C. and Monte Square Enterprises, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Monte Square Enterprises, LLC.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Monte Square Enterprises, LLC.

•	Personal Guaranty dated August 5, 2014 executed by Byung T. Chung and Young I. Chung.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated August 5, 2014 executed by Byung T. Chung.
Ocean Shores, WA

•	Franchise Agreement, dated as of April 30, 2010, between GuestHouse International, L.L.C. and Young’s Capital Company, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Young’s Capital Company, L.L.C.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Young’s Capital Company, L.L.C.

•	Personal Guaranty dated April 25, 2014 executed by Yunam Yoon and Young K. Yoon.
Poulsbo, WA

•	Franchise Agreement, dated as of December 22, 2010, between GuestHouse International, L.L.C. and Hoon’s Corporation.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Hoon’s Corporation.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Hoon’s Corporation.

•	Personal Guaranty dated December 17, 2010 executed by Kyung Ae Kim, Doo Keun Kim, Do H. Kim, Micah Kim and Kyung-Hoon Kim.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated December 17, 2010 executed by Micah Kim.

•	First Amendment to License Agreement, dated December 19, 2011, but effective as of January 1, 2012, between GuestHouse International, L.L.C. and Hoon’s Corporation.
Tumwater, WA

•	Franchise Agreement, dated as of April 17, 2015, between GuestHouse International, L.L.C. and Han Jo Roe, LLC.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Han Joe Ro, LLC.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Han Joe Ro, LLC.

•	Personal Guaranty executed by Chami Joe Ro and In Kook Ro.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated April 16, 2015 executed by Han Joe Ro.
Yakima, WA

•	Franchise Agreement, dated as of July 19, 2011, between GuestHouse International, L.L.C. and Emerald Holdings, L.L.C.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and Emerald Holdings, L.L.C.

•	Addendum to Franchise Agreement for the State of Washington between GuestHouse International, L.L.C. and Emerald Holdings, L.L.C.

•	Personal Guaranty dated July 19, 2011 executed by Gurpaul S. Sandhu, Gurwinderpal K. Sandhu, Parveen K. Quinones and Jose H. Quinones.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated July 19, 2011 executed by Gurpaul S. Sandhu.

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Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of July 7, 2014, between Emerald Holdings, LLC, D&K Hospitality, LLC and GuestHouse International, LLC.

China (three locations)

•	License Agreement, dated December 12, 2003, between GuestHouse International Franchise Systems, Inc. and Jia Bin International Ltd.

•	First Amendment to License Agreement, dated November 1, 2005, between GuestHouse International Franchise Systems, Inc. and Jia Bin International Ltd.

•	Guaranty Agreement, dated December 12, 2003, by China Sigma Co., Ltd. In favor of GuestHouse International Franchise Systems, Inc.

•	Assignment and Assumption of China Agreement, dated December 1, 2006, from GuestHouse International Franchise Systems, Inc. to GuestHouse International, L.L.C.
Settle Inn
Harlan, IA

•	Franchise Agreement, dated as of November 16, 2007, between Settle Inn, L.L.C. and Kelly L. Wise.

•	Addendum to Franchise Agreement between Settle Inn, L.L.C. and Kelly L. Wise.

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Assignment of License, Assumption of License and Consent to Assignment of License Agreement, dated as of December 12, 2013, between Kelly L. Wise, WW Hartford, L.L.C. and GuestHouse International, L.L.C.

Seneca, KS

•	Franchise Agreement, dated as of May 27, 2009, between Settle Inn, L.L.C. and Altenhofen, Inc.

•	Addendum to Franchise Agreement between Settle Inn, L.L.C. and Altenhofen, Inc.

•	Personal Guaranty dated May 23, 2009 executed by Craig J. Altenhofen.
Marquette, MI

•	Franchise Agreement, dated as of April 4, 2013, between GuestHouse International, L.L.C. and S8MQT, Inc.

•	Addendum to Franchise Agreement between GuestHouse International, L.L.C. and S8MQT, Inc.

•	Personal Guaranty, dated April 1, 2013 and April 5, 2013, executed by Jacqueline Chartier, Sarah Martin, Nancy Zirbel, Mary Jo Beauchamp and Susan Merrick.

•	Non-Disclosure, Confidentiality and Non-Competition Agreement dated April 1, 2013 executed by S8MQT, Inc.
Linn, MO

•	Franchise Agreement, dated as of July 2, 2007, between Settle Inn, L.L.C. and Vonn Knoll, LLC.

•	Addendum to Franchise Agreement between Settle Inn, L.L.C. and Vonn Knoll, LLC.

•	Second Amendment to License Agreement, dated December 7, 2010, but effective as of December 1, 2010, between Settle Inn, L.L.C. and Vonn Knoll, LLC.

•	Letter amendment, dated December 20, 2011, executed on behalf of Settle Inn, LLC

•	Letter amendment, dated October 29, 2013, executed on behalf of GuestHouse International, LLC.

•	Letter amendment, dated March 19, 2015, executed on behalf of GuestHouse International, LLC.
La Crosse, WI

•	Franchise Agreement, dated as of December 1, 2006, between Settle Inn, L.L.C. and La Crosse Settle Inn, LLC.

•	First Amendment to License Agreement, dated September 30, 2012, between Settle Inn, LLC and La Crosse Settle Inn, LLC.